EXHIBIT 4.1


                              VICAR OPERATING, INC.


                    9.875% SENIOR SUBORDINATED NOTES DUE 2009





                                    INDENTURE



                        --------------------------------


                          Dated as of November 27, 2001



                        --------------------------------




                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
                                     Trustee





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                           CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                  INDENTURE SECTION
310 (a)(1)......................................................   7.10
    (a)(2)......................................................   7.10
    (a)(3)......................................................   N.A.
    (a)(4)......................................................   N.A.
    (a)(5)......................................................   7.10
    (b)(i), (ii)................................................   7.10
    (c).........................................................   N.A.
311 (a).........................................................   7.11
    (b).........................................................   7.11
    (c).........................................................   N.A.
312 (a).........................................................   2.05
    (b).........................................................   12.03
    (c).........................................................   12.03
313 (a).........................................................   7.06
    (b)(2)......................................................   7.06; 7.07
    (c).........................................................   7.06; 12.02
    (d).........................................................   7.06
314 (a).........................................................   4.03; 12.02
    (b).........................................................   N.A.
    (c)(1)......................................................   12.04
    (c)(2)......................................................   12.04
    (c)(3)......................................................   N.A.
    (d).........................................................   N.A.
    (e).........................................................   12.05
    (f).........................................................   N.A.
315 (a).........................................................   7.01
    (b).........................................................   7.05; 12.02
    (c).........................................................   7.01
    (d).........................................................   7.01
    (e).........................................................   6.11
316 (a)(last sentence)..........................................   2.09
    (a)(1)(A)...................................................   6.05
    (a)(1)(B)...................................................   6.04
    (a)(2)......................................................   N.A.
    (b).........................................................   6.07
    (c).........................................................   2.12
317 (a)(1)......................................................   6.08
    (a)(2)......................................................   6.09
    (b).........................................................   2.04
318 (a).........................................................   12.01
    (b).........................................................   N.A.
    (c).........................................................   12.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.


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                                TABLE OF CONTENTS

                                                                         PAGE
                                 ARTICLE 1.
                 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.................................................1
Section 1.02.  Other Definitions..........................................34
Section 1.03.  Terms of TIA...............................................34
Section 1.04.  Rules of Construction......................................35

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01.  Form and Dating............................................35
Section 2.02.  Execution and Authentication...............................37
Section 2.03.  Registrar and Paying Agent.................................38
Section 2.04.  Paying Agent to Hold Money in Trust........................38
Section 2.05.  Holder Lists...............................................38
Section 2.06.  Transfer and Exchange......................................39
Section 2.07.  Replacement Notes..........................................50
Section 2.08.  Outstanding Notes..........................................51
Section 2.09.  Treasury Notes.............................................51
Section 2.10.  Temporary Notes............................................52
Section 2.11.  Cancellation...............................................52
Section 2.12.  Defaulted Interest.........................................52
Section 2.13.  CUSIP Numbers..............................................53

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01.  Notice of Redemption to Trustee............................53
Section 3.02.  Selection of Notes to Be Redeemed..........................53
Section 3.03.  Notice of Redemption to Holders............................54
Section 3.04.  Effect of Notice of Redemption.............................54
Section 3.05.  Deposit of Redemption Price................................55
Section 3.06.  Notes Redeemed in Part.....................................55
Section 3.07.  Optional Redemption........................................55
Section 3.08.  Mandatory Redemption.......................................56


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                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.  Payment of Notes...........................................56
Section 4.02.  Maintenance of Office or Agency............................57
Section 4.03.  Compliance Certificate.....................................57
Section 4.04.  Taxes......................................................58
Section 4.05.  Stay, Extension and Usury Laws.............................58
Section 4.06.  Corporate Existence........................................58
Section 4.07.  Offer to Repurchase upon Change of Control.................59
Section 4.08.  Asset Sales................................................61
Section 4.09.  [Intentionally Omitted]....................................64
Section 4.10.  Restricted Payments........................................64
Section 4.11.  Incurrence of Indebtedness and Issuance of
                 Preferred Stock..........................................69
Section 4.12.  No Senior Subordinated Debt................................72
Section 4.13.  Liens......................................................72
Section 4.14.  Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries........................73
Section 4.15.  Transactions with Affiliates...............................75
Section 4.16.  Additional Note Guarantees.................................77
Section 4.17.  Designation of Restricted and Unrestricted
                 Subsidiaries.............................................77
Section 4.18.  Limitation on Issuances of Guarantees of Indebtedness......78
Section 4.19.  Business Activities........................................78
Section 4.20.  Reports....................................................78
Section 4.21.  Sale and Leaseback Transactions............................79
Section 4.22.  Limitation on Issuances and Sales of Equity
                 Interests in Wholly Owned Restricted Subsidiaries........80

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation or Sale of Assets....................80
Section 5.02.  Successor Corporation Substituted..........................82

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default..........................................82
Section 6.02.  Acceleration...............................................84
Section 6.03.  Other Remedies.............................................85
Section 6.04.  Waiver of Past Defaults....................................85
Section 6.05.  Control by Majority........................................86


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Section 6.06.  Limitation on Suits........................................86
Section 6.07.  Rights of Holders of Notes to Receive Payment..............86
Section 6.08.  Collection Suit by Trustee.................................87
Section 6.09.  Trustee May File Proofs of Claim...........................87
Section 6.10.  Priorities.................................................87
Section 6.11.  Undertaking for Costs......................................88

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01.  Duties of Trustee..........................................88
Section 7.02.  Rights of Trustee..........................................89
Section 7.03.  Individual Rights of Trustee...............................91
Section 7.04.  Trustee's Disclaimer.......................................91
Section 7.05.  Notice of Defaults.........................................91
Section 7.06.  Reports by Trustee to Holders of the Notes.................92
Section 7.07.  Compensation and Indemnity.................................92
Section 7.08.  Replacement of Trustee.....................................93
Section 7.09.  Successor Trustee by Merger, etc...........................94
Section 7.10.  Eligibility; Disqualification..............................94
Section 7.11.  Preferential Collection of Claims Against Issuer...........95

                                   ARTICLE 8.
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

Section 8.01.  Option to Effect Legal Defeasance or Covenant
                 Defeasance...............................................95
Section 8.02.  Legal Defeasance and Discharge.............................95
Section 8.03.  Covenant Defeasance........................................96
Section 8.04.  Conditions to Legal or Covenant Defeasance.................97
Section 8.05.  Deposited Money and Government Securities to Be
                 Held in Trust; Other Miscellaneous Provisions............98
Section 8.06.  Repayment to Issuer........................................99
Section 8.07.  Reinstatement..............................................99
Section 8.08.  Discharge.................................................100

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.......................100
Section 9.02.  With Consent of Holders of Notes..........................102
Section 9.03.  Compliance with Trust Indenture Act.......................104
Section 9.04.  Revocation and Effect of Consents.........................104


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Section 9.05.  Notation on or Exchange of Notes..........................104
Section 9.06.  Trustee to Sign Amendments, etc...........................104

                                   ARTICLE 10.
                                  SUBORDINATION

Section 10.01. Agreement to Subordinate..................................105
Section 10.02. Liquidation; Dissolution; Bankruptcy......................105
Section 10.03. Default on Designated Senior Debt of Issuer...............106
Section 10.04. Acceleration of Securities................................107
Section 10.05. When Distribution Must Be Paid Over.......................107
Section 10.06. Notice by Issuer..........................................108
Section 10.07. Subrogation...............................................108
Section 10.08. Relative Rights...........................................108
Section 10.09. Subordination May Not Be Impaired by Issuer...............108
Section 10.10. Distribution or Notice to Representative..................109
Section 10.11. Rights of Trustee and Paying Agent........................109
Section 10.12. Authorization to Effect Subordination.....................110
Section 10.13. Amendments................................................110

                                   ARTICLE 11.
                                   GUARANTEES

Section 11.01. Guarantee.................................................110
Section 11.02. Subordination of Note Guarantee...........................112
Section 11.03. Limitation on Guarantor Liability.........................112
Section 11.04. Execution and Delivery of Note Guarantee..................112
Section 11.05. Guarantors May Consolidate, etc., on Certain Terms........113
Section 11.06. Releases of Subsidiary Guarantors.........................113
Section 11.07. Liquidation; Dissolution; Bankruptcy of a Guarantor.......114
Section 11.08. Default on Designated Senior Debt by Guarantor............115
Section 11.09. Subrogation of Guarantor Senior Debt......................116
Section 11.10. Relative Rights...........................................117
Section 11.11. Application of Certain Article 10 Provisions..............117

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls..............................117
Section 12.02. Notices...................................................117
Section 12.03. Communication by Holders of Notes with Other
                 Holders of Notes........................................119


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Section 12.04. Certificate and Opinion as to Conditions Precedent........119
Section 12.05. Statements Required in Certificate or Opinion.............119
Section 12.06. Rules by Trustee and Agents...............................120
Section 12.07. No Personal Liability of Directors, Officers,
                 Employees and Stockholders..............................120
Section 12.08. Governing Law.............................................120
Section 12.09. No Adverse Interpretation of Other Agreements.............121
Section 12.10. Successors................................................121
Section 12.11. Severability..............................................121
Section 12.12. Counterpart Originals; Acceptance by Trustee..............121
Section 12.13. Table of Contents, Headings, etc..........................121


EXHIBITS

Exhibit A-1 Form of Note
Exhibit A-2 Form of Regulation S Temporary Global Note
Exhibit B   Form of Certificate of Transfer
Exhibit C   Form of Certificate of Exchange
Exhibit D   Form of Certificate from Acquiring Institutional
              Accredited Investor
Exhibit E   Form of Senior Subordinated Note Guarantee
Exhibit F   Form of Supplemental Indenture


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INDENTURE dated as of November 27, 2001 by and among Vicar Operating, Inc., a
Delaware corporation ("ISSUER"), the Guarantors (as defined) and Chase Manhattan Bank and Trust Company, National Association, a national banking association organized and existing under the laws of the United States, as Trustee ("TRUSTEE").

           Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.   DEFINITIONS.

           "144A GLOBAL NOTE" means a global note in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

           "ACQUIRED DEBT" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under direct or indirect common control with" shall have correlative meanings.

           "AGENT" means any Registrar, Paying Agent or co-registrar.


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           "AMEND" means to amend, supplement, restate, amend and restate or otherwise modify; and "AMENDMENT" shall have a correlative meaning.

           "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

           "ASSET" means any asset or property whether real or personal, tangible or intangible.

           "ASSET SALE" means:

            (1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices; PROVIDED that any transaction covered by
      Section 4.07 or 5.01 hereof shall be governed by those provisions as applicable and not by Section 4.08 hereof; and

            (2) the issuance of Equity Interests by any of Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries or the sale of Equity Interests held by Issuer or any of its Restricted Subsidiaries in any of its Unrestricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that:
      (a) involves assets having a fair market value of less than $5.0 million, or (b) results in net proceeds to Issuer and its Restricted Subsidiaries of less than $5.0 million;

            (2) an issuance of Equity Interests by a Restricted Subsidiary to Issuer or to a Restricted Subsidiary;

            (3) a Restricted Payment or a Permitted Investment that is not prohibited by Section 4.10 hereof;

            (4) any transfer of assets by Issuer to any Restricted Subsidiary of Issuer that is a Subsidiary Guarantor, or by a Restricted Subsidiary of Issuer to Issuer or to another Restricted Subsidiary of Issuer;

            (5) any conversion of Cash Equivalents into cash or any other form of Cash Equivalents;


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                                     Page 3


            (6) sales, transfers or other dispositions of past due accounts receivable in the ordinary course of business;

            (7) grants of credits and allowances in the ordinary course of business;

            (8) the sublease of real or personal property on commercially reasonable terms;

            (9) trade-ins or exchanges of equipment or other fixed assets;

            (10) sales, transfers or other dispositions of damaged, worn-out or obsolete equipment or assets that, in Issuer's reasonable judgment, are no longer either used or useful in the business of Issuer or any of its Restricted Subsidiaries;

            (11) any termination or expiration of any lease of real property in accordance with its terms;

            (12) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business; and

            (13) the granting of Liens (and foreclosure thereon and transfer of the encumbered assets pursuant thereto) not prohibited by this Indenture.

           "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

           "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law providing for the relief of debtors.

           "BASKET" has the meaning given to such term in the second clause (3) of the first paragraph of Section 4.10 hereof.

           "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person"


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                                     Page 4


has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

           "BOARD OF DIRECTORS" means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors and, in either case, any committee thereof authorized to act with respect to any particular matter on behalf of such board or body, as applicable.

           "BROKER-DEALER" means any broker or dealer registered with the SEC under the Exchange Act.

           "BUSINESS DAY" means any day other than a Legal Holiday.

           "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

           "CAPITAL STOCK" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation (other than Indebtedness) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "CASH EQUIVALENTS" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition;


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                                     Page 5


            (3) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having at the time of acquisition capital and surplus in excess of $500 million and a Thomson BankWatch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having at the time of acquisition the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition thereof;

            (6) corporate debt obligations maturing within 12 months after the date of acquisition thereof having at the time of acquisition the highest rating available from Standard & Poor's Rating Group or Moody's Investors Service, Inc.;

            (7) auction-rate preferred stocks of any corporation maturing not later 45 days after the date of acquisition thereof having at the time of acquisition the highest rating available from Standard & Poor's Rating Group or Moody's Investors Service, Inc.;

            (8) securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof having at the time of acquisition the highest rating available from Standard & Poor's Rating Group or Moody's Investors Service, Inc.; and

            (9) money market or mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition.

           "CHANGE OF CONTROL" means the occurrence of any of the following:

            (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Issuer and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Sponsor or a Related Party of a Sponsor;


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                                     Page 6


            (2) the adoption of a plan relating to the liquidation or dissolution of Holdings or Issuer;

            (3) prior to a Public Equity Offering, the Sponsors and their Related Parties do not Beneficially Own, directly or indirectly, Capital Stock of Holdings or Issuer representing 50% or more of all voting power of the Voting Stock of Holdings or Issuer;

            (4) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Sponsors and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of Capital Stock of Holdings or Issuer representing more than 35% of all voting power of the Voting Stock of Holdings or Issuer, and the Sponsors and their Related Parties have less voting power in Holdings or Issuer, as the case may be, than such "person";

            (5) the first day on which a majority of the members of the Board of Directors of Holdings or Issuer are not Continuing Directors;

            (6) Holdings or Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings or Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings or Issuer is converted into or exchanged for cash, securities or other assets, other than any such transaction where the Voting Stock of Holdings or Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(7) a change of control (as defined therein) has occurred under the Existing Vicar Indenture governing the Existing Vicar Notes.

           "CLEARSTREAM" means Clearstream Banking Luxembourg.

           "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS (to the extent such item was deducted in computing such Consolidated Net Income) (in each case on a consolidated basis and determined in accordance with GAAP):


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                                     Page 7


            (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale; PLUS

            (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period; PLUS

            (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, interest on guaranteed indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations); PLUS

            (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses or items that were paid in a prior period) and other non-cash expenses or items (excluding any such non-cash expense or item to the extent that it represents an accrual of or reserve for cash expenses or items in any future period or amortization of a prepaid cash expense or item that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or items were deducted in computing such Consolidated Net Income; PLUS

            (5) customary fees (excluding financing fees) and professional expenses incurred in connection with any consummation of any acquisition permitted by this Indenture; MINUS

            (6) other non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;

PROVIDED that the following shall be excluded:

            (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (x) any asset sale (other than in the ordinary course of business); or (y) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (b) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

           "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

            (1) the Net Income (but not loss) of any Person (including an Unrestricted Subsidiary) that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof (subject to clause (2) below);

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

            (3) the Consolidated Net Income of any Person shall be increased by the amount, if any, of (a) non-cash charges relating to the exercise of options and (b) non-cash losses (or minus non-cash gains) from foreign currency translation, to the extent such items reduced the Net Income of Issuer or its Restricted Subsidiaries during any period;

            (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

            (5) the cumulative effect of a change in accounting principles shall be excluded;

            (6) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of this Indenture;


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                                     Page 9


            (7) for purposes of Section 4.10 hereof, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded; and

            (8) the Consolidated Net Income of any Person will be increased by the amount of one-time cash (for purposes of the Fixed Charge Coverage Ratio only) or non-cash charges incurred by such Person in connection with the consummation of the offering by Issuer of the Notes to the extent that such charges were deducted from the Consolidated Net Income of such Person.

           "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holdings or Issuer who:

            (1) was a member of such Board of Directors on the date of this Indenture; or

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance of all or substantially all of the assets of Holdings or Issuer, if such agreement was approved by a vote of such majority of directors.

           "CORPORATE TRUST OFFICE" of the Trustee shall be at the address of the Trustee specified in Section 12.02 hereof and for purposes of Section 4.02 only hereof shall be c/o JPMorgan Institutional Trust Services, 55 Water Street, Room 234 North Bldg., New York, NY 10041 or such other address as to which the Trustee may give notice to Issuer.

           "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

           "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

           "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

           "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.

           "DESIGNATED SENIOR DEBT" means as to Issuer or any Guarantor, as the case may be, (1) the Obligations of Issuer under the Senior Credit Facility, in the case of the Issuer, and the Guarantee thereof, in the case of any Guarantor,
(2) any other Senior Debt or Guarantor Senior Debt, as the case may be, of such Person permitted under this Indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Issuer or such Guarantor as "Designated Senior Debt" and (3) with respect to the Holdings Guarantee only, the Existing Holdings Notes and any other Qualified Holdings Debt that has been designated by Holdings as "Designated Senior Debt."

           "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Issuer's purchase of such Notes as are required to be purchased pursuant to Section 4.07 or 4.08 hereof, as applicable.

           "EARN-OUT OBLIGATIONS" means any unsecured contingent liability of Holdings, in an amount not to exceed $6.0 million at any one time outstanding, owed to any seller in connection with a Permitted Acquisition that (a) constitutes a portion of the purchase price for such Permitted Acquisition but is not an amount certain on the date of incurrence thereof and is not subject to any right of acceleration by such seller, and (b) is only payable upon the achievement of performance standards by the Person or other property acquired in such Permitted Acquisition and in an amount based upon such achievement provided that the maximum aggregate amount of such liability shall be fixed at a specified amount on the date of such Permitted Acquisition.

           "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "EUROCLEAR"   means  Euroclear  Bank   S.A./N.V.,   as
operator of the Euroclear system.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "EXCHANGE NOTES" means the Notes issued in exchange for the Initial Notes in the Exchange Offer pursuant to Section 2.06(f) hereof or, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.02 hereof, the exchange offer contemplated by the registration rights agreement relating thereto substantially similar to the Registration Rights Agreement.

           "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

           "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

           "EXEMPT  SUBSIDIARIES" means Permitted Partially Owned
Subsidiaries existing on the Issue Date.

           "EXISTING HOLDINGS INDENTURE" means that certain Indenture, dated as of September 20, 2000, as amended from time to time, by and between Holdings and Chase Manhattan Bank and Trust Company, National Association, as trustee thereunder, relating to the Existing Holdings Notes.

           "EXISTING HOLDINGS NOTES" means those certain Senior Notes due 2010 of Holdings issued on September 20, 2000 in the original principal amount of $100,000,000.

           "EXISTING INDEBTEDNESS" means Indebtedness of Issuer and its Restricted Subsidiaries in existence on the date of this Indenture, until such amounts are repaid (unless replaced by Permitted Refinancing Indebtedness at the time of repayment).

           "EXISTING INVESTMENTS" means Investments outstanding on the Issue Date.

           "EXISTING VICAR INDENTURE" means that certain Indenture, dated as of September 20, 2000, as amended from time to time, by and among Issuer, the guarantors listed therein and Chase Manhattan Bank and Trust Company, National Association, as trustee thereunder, relating to the Existing Vicar Notes.

           "EXISTING VICAR NOTES" means those certain Senior Subordinated Notes due 2010 of Issuer issued on September 20, 2000 in the original principal amount of $20,000,000.

           "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted

Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, Guarantees, redeems, retires, defeases or otherwise repays any Indebtedness (other than revolving credit borrowings) or issues or redeems or repays preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, Guarantee, redemption, retirement, defeasance or other repayment of Indebtedness, or such issuance or redemption or repayment of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation).

           In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (4) of the proviso set forth in the definition of Consolidated Net Income;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date shall be excluded; and

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

           For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

           "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments realized, if any, pursuant to Hedging Obligations; PLUS

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (other than Capital Lease Obligations); PLUS

            (3) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person and on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Issuer (other than Disqualified Stock) or payable to Issuer or a Restricted Subsidiary of Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

           "FOREIGN SUBSIDIARY" means (1) any Restricted Subsidiary of Issuer that is organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any State thereof or the District of Columbia or (2) any other Restricted Subsidiary which would be considered a "controlled foreign corporation" for the purposes of
Section 956 of the Internal Revenue Code and the regulations promulgated thereunder.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

            "GEI" means Green Equity Investors III, L.P., a Delaware limited partnership.

           "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

           "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of EXHIBIT A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

           "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

           "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

           "GUARANTORS" means each of:

            (1) Holdings;

            (2) each Wholly Owned Restricted Subsidiary that has Guaranteed the Senior Credit Facility on the Issue Date; and

            (3) any other Subsidiary of Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture;

in each case, until such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.

            "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor,

            (1) the Note Guarantee of such Guarantor under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

            (2) with respect to Holdings, Indebtedness existing under the Existing Holdings Indenture;

            (3) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the applicable Note Guarantee or subordinated in right of payment to the applicable Note Guarantee or any other Indebtedness of such Guarantor; and

            (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

           Notwithstanding anything to the contrary in the preceding, Guarantor Senior Debt will not include:

            (1) any liability for federal, state, local or other taxes owed or owing by a Subsidiary Guarantor;

            (2) any Indebtedness of any Guarantor to any of its Subsidiaries or other Affiliates (other than Indebtedness represented by the Existing Holdings Indenture to the extent it may be held by Affiliates of Holdings);

            (3) any obligation of such Guarantor arising from Disqualified Stock of Issuer;

            (4) any trade payables;

            (5) any Indebtedness that is incurred in violation of this Indenture; or

            (6) Capital Lease Obligations of such Guarantor outstanding on the date of this Indenture.

            "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates.

           "HOLDER" means a Person in whose name a Note is registered.

            "HOLDINGS" means VCA Antech, Inc., a Delaware corporation.

           "HOLDINGS SELLER NOTES" means, collectively, any unsecured promissory notes issued by Holdings (including any Holdings Seller Notes issued on or before the Issue Date) to any seller or sellers in connection with a Permitted Acquisition; PROVIDED that in no event shall the aggregate scheduled cash payments of principal and interest on all outstanding Holdings Seller Notes exceed $6.0 million in any fiscal year.

           "INCUR" means to directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness and "INCURRENCE" shall have a correlative meaning. For the avoidance of doubt, the accrual of interest or dividends and accretion or amortization of original issue discount shall not be an incurrence; PROVIDED that in each such case, the amount thereof is included in Fixed Charges of Issuer as accrued.

           "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations and all Attributable Debt in respect of sale and leaseback transactions;

            (5) representing the balance deferred and unpaid of the purchase price of any assets, except any such balance that constitutes an accrued expense or trade payable;

            (6) representing any Hedging Obligations; or

            (7) representing any Disqualified Stock of such Person and any preferred stock issued by a Restricted Subsidiary of such Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock and preferred stock of a Restricted Subsidiary) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

           The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

            (2) the maximum fixed redemption or repurchase price, in the case of Disqualified Stock of such Person;

            (3) the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of preferred stock of a Restricted Subsidiary of such Person; and

            (4) in the case of Indebtedness of others secured by Liens on assets of a specified Person, if not assumed by such specified Person, the lesser of the principal amount of such Indebtedness or the fair market value of the assets so encumbered and, in the case of a Guarantee of Indebtedness of another Person, the lesser of the principal amount of such Indebtedness or the face amount of such Guarantee; and

            (5) the principal amount thereof in the case of any other Indebtedness.

           "INDENTURE" means this Indenture, as amended or supplemented from time to time.

           "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

           "INITIAL NOTES" means, collectively, (i) the 9.875% Senior Subordinated Notes due 2009 of Issuer issued on the date of this Indenture and
(ii) one or more series of 9.875% Senior Subordinated Notes due 2009 that may be issued subsequent to the date of this Indenture pursuant to Section 2.02 hereof, in each case for so long as such securities constitute "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel, which may be from counsel to the Holder thereof, with respect to whether any Note constitutes such a restricted security.

           "INITIAL PURCHASER" means Goldman, Sachs & Co.

           "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

           "INTEREST" with respect to the Notes, means interest on the Notes and, except for purposes of Article 9 hereof, any Liquidated Damages.

           "INTEREST PAYMENT DATE" has the meaning assigned to such term in the Notes.

           "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" includes, to the extent made by a Person other than the issuer thereof, (1) any Restricted Payment (other than with respect to Equity Interests of a Restricted Subsidiary) described in clause (2) of the definition thereof and (2) any purchase or acquisition of Indebtedness of Issuer or any of its Restricted Subsidiaries (other than any Restricted Payment described in clause (3) of the definition thereof). If Issuer or any Restricted Subsidiary of Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Issuer, Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10 hereof. The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

           "ISSUE DATE" means November 27, 2001, the date on which the Notes are first issued in California.

           "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or San Francisco, California are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

           "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

           "LIQUIDATED DAMAGES" means, on any date of reference, all liquidated damages, if any, then owing pursuant to Section 2(c) of the Registration Rights Agreement.

           "MANAGEMENT SERVICES AGREEMENT" means that certain Management Services Agreement dated as of October 20, 2000 by and between Holdings and Issuer, on the one hand, and Leonard Green & Partners, L.P. on the other, as amended through the date of this Indenture.

           "NET INCOME" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

           "NET PROCEEDS" means the aggregate cash proceeds received by Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

           "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

           "NON-U.S. PERSON" means a Person who is not a U.S. Person.

           "NOTE GUARANTEE" means the Guarantee of the Obligations of Issuer under this Indenture and the Notes by each Guarantor.

           "NOTES" means, collectively, the Initial Notes and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms of this Indenture.

           "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

           "OFFICERS' CERTIFICATE" means a certificate signed on behalf of Issuer by any one of the following: the Chief Executive Officer, the President, the Vice President-Finance, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice President of Issuer and delivered to the Trustee.

           "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Issuer, a Guarantor or the Trustee. The opinion may be subject to reasonable assumptions and conditions.

           "PARTICIPANT" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

           "PERMITTED ACQUISITION" means the purchase by Issuer or a Subsidiary of Issuer of all or substantially all of the assets of a Person whose primary business is the same, related, ancillary or complementary to the business in which Issuer and its Subsidiaries were engaged on the date of this Indenture or any reasonable extension of such business, or any Investment by Issuer or any surviving Subsidiary of Issuer in a Person, if as a result of such Investment
(i) such Person and each Subsidiary of such Person becomes a Restricted Subsidiary of Issuer and (a) if a wholly owned domestic Subsidiary, a Guarantor or (b) if a less than wholly owned domestic Subsidiary, a Permitted Partially Owned Subsidiary, in each case whose primary business is the same, related, ancillary or complementary to the business in which Issuer and its Subsidiaries were engaged on the date of this Indenture, or a reasonable extension of such business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of Issuer and whose primary business is the same, related, ancillary or complementary to the business in which Issuer and its Subsidiaries were engaged on the date of this Indenture, or a reasonable extension of such business; PROVIDED that at the time of such Investment or purchase, no Default or Event of Default exists or would be caused upon the consummation thereof.

           "PERMITTED BUSINESS" means the business of Issuer and its Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related thereto or any reasonable expansion of any of the foregoing.

           "PERMITTED INVESTMENTS" means:

            (1) any Investment in Cash Equivalents or the Notes or the Exchange Notes;

            (2) any Investment in Issuer or any Subsidiary Guarantor;

            (3) any Investment by Issuer or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

                  (a) such Person becomes a Subsidiary Guarantor; or

                  (b) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Subsidiary Guarantor;

            (4) any Investment by any Restricted Subsidiary of Issuer that is not a Subsidiary Guarantor in:

                  (a) any other Restricted Subsidiary of Issuer; or

                  (b) any Person, if as a result of such Investment (x) such
            Person becomes a Restricted Subsidiary of Issuer, or (y) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or any of its Restricted Subsidiaries;

            (5) any Existing Investments;

            (6) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time such Person merges or consolidates with Issuer or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; PROVIDED that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation;

            (7) Investments in purchase price adjustments, contingent purchase price payments or other earn-out obligations received in connection with Investments otherwise permitted under this Indenture;

            (8) Hedging Obligations permitted by clause (6) of the second paragraph of Section 4.11 hereof;

            (9) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof or any transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in the definition thereof;

            (10) any Investment acquired in exchange for, or with the net cash proceeds of any substantially concurrent issuance and sale of, Equity Interests (other than Disqualified Stock) of Issuer; PROVIDED that no such issuance or sale shall increase the Basket;

            (11) loans and advances not to exceed $1.5 million at any one time outstanding to (a) employees of Issuer for emergency, moving, entertainment, travel and other business expenses in the ordinary course of business or (b) Holdings if the proceeds of such loans and advances are used by Holdings to make loans or advances to employees contemplated by clause (a) above;

            (12) loans and advances not to exceed $1.5 million at any one time outstanding to (a) employees of Issuer or its Subsidiaries for the purpose of funding the purchase of Capital Stock of Issuer by such employees and
      (b) Holdings if the proceeds of such loans and advances are used by Holdings to make loans or advances to employees contemplated by clause (a) above;

            (13) Investments received in settlement of obligations or disputes, satisfaction of judgments, foreclosures or enforcement actions or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, reorganization, recapitalization or liquidation of any Person or the good faith settlement of debts of such Person;

            (14) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14), not to exceed $10.0 million at any one time outstanding;

            (15) any Subsidiary Guarantees of Indebtedness to the extent permitted by clause (7) of the second paragraph of Section 4.11 hereof; and

            (16) any Investment by Issuer or any of its Restricted Subsidiaries or any Person which, as a result of such Investment, becomes a Permitted Partially Owned Subsidiary; PROVIDED that no Investment shall be made pursuant to this clause (16) to the extent that, after giving pro forma effect thereto, the aggregate amount of outstanding Investments made pursuant to this clause (16) would exceed 25% of Issuer's Consolidated Cash Flow for Issuer's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date such Investment is to be made, determined in accordance with the definition of Fixed Charge Coverage Ratio.

           For avoidance of doubt in the event that an Investment could meet the criteria for more than one of the categories of Permitted Investments described in clauses (1) through (16) above, or would not be prohibited as a Restricted Investment by virtue of clauses (1) through (9) set forth in Section 4.10 hereof, Issuer shall, at its sole discretion, classify such Investment into any one or more of the categories described in any of such clauses (PROVIDED that at the time of investment, such Investment meets the criteria of such category or categories) in any manner that complies with this definition and may later reclassify such Investment into any one or more of such of categories (PROVIDED that at the time of reclassification, such Investment meets the criteria for such category or categories).

           "PERMITTED JUNIOR SECURITIES" means (1) Equity Interests in Issuer (other than any Equity Interests that are subject to redemption or purchase obligations or put rights effective prior to six months following the final maturity of Senior Debt and any debt securities issued in exchange for Senior
Debt); or (2) unsecured debt securities of Issuer or any Subsidiary Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt pursuant to the terms of this Indenture and which have no required payments of principal prior to six months following the final maturity of Senior Debt and any debt securities issued in exchange for Senior Debt.

           "PERMITTED LIENS" means:

            (1) Liens securing Senior Debt;

            (2) Liens in favor of Issuer or any Restricted Subsidiary;

            (3) Liens on assets of a Person existing at the time such Person is acquired by or merged with or into or consolidated with Issuer or any Restricted Subsidiary of Issuer; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by or merged or consolidated with or into Issuer or its Restricted Subsidiary;

            (4) Liens on any assets of any Person existing at the time of acquisition of such assets by Issuer or any Restricted Subsidiary of Issuer; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the assets so acquired (together with such directly related assets as proceeds, products, substitutions and accessions);

            (5) Liens to secure the performance of statutory obligations, including Liens made in connection with workmen's compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (6) Liens to secure Indebtedness the proceeds of which are used to acquire, develop, construct, install or improve the assets subject to the Lien; PROVIDED that each such Lien covers only the assets acquired with such Indebtedness (together with such directly related assets as proceeds, products, substitutions and accessions);

            (7) Liens existing on the date of this Indenture or replacement Liens encumbering the same assets; PROVIDED that such Liens are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens being replaced;

            (8) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED that such Liens (a) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any assets of Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

            (9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (10) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

            (11) Liens securing the payment of taxes, assessments and governmental charges or levies, either (a) not delinquent or (b) being contested in good faith by appropriate proceedings;

            (12) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens that are not delinquent or that are being contested in good faith and by appropriate proceedings;

            (13) Liens on assets of Issuer or any Subsidiary securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations and (b) other non-delinquent obligations of a like nature, incurred in the ordinary course of business;

            (14) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, only for so long as the existence of the related judgment does not otherwise give rise to an Event of Default;

            (15) interests of lessors or sublessors, easements, rights-of-way, zoning restrictions and other similar encumbrances or other title defects which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Issuer and its Subsidiaries taken as a whole;

            (16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods;

            (17) Liens securing Obligations in respect of Capital Lease Obligations on assets subject to such lease; PROVIDED that such Capital Lease Obligations are otherwise permitted hereunder;

            (18) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

            (19) licenses of intellectual property granted in the ordinary course of business; and

            (20) Liens in favor of customs or revenue authorities in connection with customs duties.

           "PERMITTED PARTIALLY OWNED SUBSIDIARY" means (a) the Exempt Subsidiaries and (b) those Subsidiaries of Issuer designated by Issuer as Permitted Partially Owned Subsidiaries after the Issue Date by written notice to the Trustee; PROVIDED that with respect to Permitted Partially Owned Subsidiaries acquired or created after September 20, 2000, (i) Issuer owns at least 51% of the outstanding Capital Stock of such Subsidiary, (ii) the remaining Capital Stock of such Subsidiary is owned directly or indirectly by one or more licensed veterinarians (or one or more professional corporations wholly owned by such licensed veterinarians) who are actively involved in the business of such Subsidiary and (iii) Issuer shall use its commercially reasonable efforts to cause such Subsidiary to become a Guarantor.

           "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, other Indebtedness of Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness so refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

            (3) if the Indebtedness being refinanced is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced; and

            (4) such Indebtedness is incurred either by Issuer or by the Restricted Subsidiary that is the obligor on the Indebtedness being refinanced.

           "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof or other entity.
           "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

           "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

           "PUBLIC EQUITY OFFERING" means any underwritten public offering of common stock of Holdings or Issuer in which the gross proceeds to Holdings or Issuer are at least $50 million; PROVIDED in the event of an offering by Holdings, Holdings contributes to the capital of Issuer the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 3.07 hereof.

           "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

           "QUALIFIED HOLDINGS DEBT" MEANS:

            (1) the Existing Holdings Notes as in effect on the Issue Date; and

            (2) any other Senior Debt of Holdings issued pursuant to an effective registration statement, in an underwritten offering, or in an offering pursuant to Rule 144A under the Securities Act which Issuer elects to treat as "Qualified Holding Debt," to the extent that the proceeds thereof are used either (a) to repay Senior Debt of Holdings existing on the Issue Date (or issued to refinance Senior Debt of Holdings existing on the Issue Date) in an aggregate amount not to exceed the amount of such Qualified Holdings Debt outstanding on such issue date of such other Senior Debt and with a maturity date later than the maturity date of the Notes or (b) contributed to the equity capital of, or used to purchase Equity Interests in, Issuer or any of its Restricted Subsidiaries; provided, in the case of Senior Debt of Holdings issued in accordance with this clause (b), (i) at the time of such issuance such Senior Debt could have been incurred in accordance with the provisions of
      Section 4.11 hereof and (ii) such contribution or purchase of Equity Interests shall not be included in clause (3)(b) of the first paragraph of
      Section 4.10 hereof, shall not be used to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 4.10 hereof and shall not be used to make a Permitted

      Investment pursuant to clause (10) of the definition of Permitted Investments contained herein.

           "REDEEM" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "REDEMPTION" shall have a correlative meaning.

           "REFINANCE" means to refinance, repay, prepay, replace, renew or refund; and "REFINANCING" shall have a correlative meaning.

           "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement, dated as of the date of this Indenture, by and among Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.02 hereof, the registration rights agreement relating thereto substantially identical to the Registration Rights Agreement.

           "REGULATION S" means Regulation S promulgated under the Securities
Act.

           "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

           "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global Note in the form of EXHIBIT A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, initially issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period, adjusted by endorsement as contemplated by
Section 2.01(b).

           "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of EXHIBIT A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the aggregate outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S prior to the expiration of the Restricted Period.

           "RELATED BUSINESS ASSETS" means assets used or useful in a Permitted Business or securities of a Person principally engaged in a Permitted Business who is a Restricted Subsidiary after the acquisition of such securities by Issuer or any of its Restricted Subsidiaries.

           "RELATED PARTY" with respect to any Sponsor means:

            (1) any Affiliate of such Sponsor (including, without limitation, any Subsidiary of such Sponsor);

            (2) any controlling stockholder of such Sponsor;

            (3) any general partner of such Sponsor; or

            (4) any investment fund or investment partnership, limited liability company or similar entity managed by such Sponsor or any Person referred to in clause (1), (2) or (3) above.

           "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Senior Debt; PROVIDED that if, and for so long as, any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt in respect of any Senior Debt.

           "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

           "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

           "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

           "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

           "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

           "RULE 144" means Rule 144 promulgated under the Securities Act.

           "RULE 144A" means Rule 144A promulgated under the Securities Act.

           "RULE 903" means Rule 903 promulgated under the Securities Act.

           "RULE 904" means Rule 904 promulgated the Securities Act.

           "SEC" means the Securities and Exchange Commission.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SENIOR CREDIT FACILITY" means the Credit and Guaranty Agreement, dated as of September 20, 2000 among Issuer, as borrower, Holdings and certain Subsidiaries of Issuer, as guarantors, the lenders listed therein and Wells Fargo Bank, N.A. and Goldman Sachs Credit Partners L.P., as agents, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

           "SENIOR DEBT" means:

            (1) all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

            (2) any other Indebtedness permitted to be incurred by Issuer under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Issuer or such Guarantor; and

            (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

           Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

            (1) any liability for federal, state, local or other taxes owed or owing by Issuer;

            (2) any Indebtedness of Issuer to any of its Subsidiaries or other Affiliates;

            (3) any obligation of Issuer arising from Disqualified Stock of Issuer;

            (4) any trade payables;

            (5) any Indebtedness that is incurred in violation of this Indenture; or

            (6) Capital Lease Obligations of Issuer outstanding on the date of this Indenture.

           "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

           "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(f), 6.01(g) or 6.01(h) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

           "SPONSORS" means GEI.

           "STATED MATURITY" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

           "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, dated September 20, 2000, by and among Holdings, the purchasers named therein, the Sponsors and certain management investors named therein.

           "SUBSIDIARY" means, with respect to any Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

           "SUBSIDIARY GUARANTOR" means each Guarantor other than Holdings.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

           "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "UNRESTRICTED DEFINITIVE NOTES" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

           "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing Notes that do not and are not required to bear the Private Placement Legend.

           "UNRESTRICTED NOTES" means one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes, including, without limitation, the Exchange Notes.

           "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Issuer that is designated by the Board of Directors of Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary, at the time of such designation, is not party to any agreement, contract or arrangement with Issuer or any Restricted Subsidiary of Issuer unless the terms of any such agreement, contract or arrangement are no less favorable to Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer or are otherwise permitted by Section 4.15 hereof.

           Any designation of a Subsidiary of Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the provisions in Section 4.11 hereof, Issuer shall be in default of such covenant. The Board of Directors of Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted by the provisions in Section
4.11 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

           "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

           "VICAR SELLER NOTES" means, collectively, any unsecured promissory notes issued by Issuer to any seller or sellers in connection with a Permitted Acquisition and which are expressly subordinated in all respects to the Notes.

           "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

           "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between each such date and the making of each such payment; by

            (2) the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Stock.

           "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.   OTHER DEFINITIONS.

                                                     DEFINED
        TERM                                       IN SECTION

        "AFFILIATE TRANSACTION"...................    4.15
        "ALTERNATE OFFER".........................    4.07
        "ASSET SALE OFFER"........................    4.08
        "ASSET SALE OFFER AMOUNT".................    4.08
        "ASSET SALE PAYMENT"......................    4.08
        "ASSET SALE PAYMENT DATE" ................    4.08
        "AUTHENTICATION ORDER"....................    2.02
        "CHANGE OF CONTROL OFFER".................    4.07
        "CHANGE OF CONTROL PAYMENT"...............    4.07
        "CHANGE OF CONTROL PAYMENT DATE" .........    4.07
        "COVENANT DEFEASANCE".....................    8.03
        "EVENT OF DEFAULT"........................    6.01
        "FIXED CHARGE COVERAGE RATIO EXCEPTION"...    4.11
        "GUARANTOR PAYMENT BLOCKAGE NOTICE".......    11.08
        "GUARANTOR PAYMENT BLOCKAGE PERIOD".......    11.08
        "ISSUER"..................................    preamble
        "LEGAL DEFEASANCE" .......................    8.02
        "PAYING AGENT"............................    2.03
        "PAYMENT BLOCKAGE NOTICE".................    10.03
        "PAYMENT BLOCKAGE PERIOD".................    10.03
        "PAYMENT DEFAULT".........................    6.01
        "PERMITTED DEBT"..........................    4.11
        "REGISTRAR"...............................    2.03
        "REPLACEMENT ASSETS"......................    4.08
        "RESTRICTED PAYMENTS".....................    4.10

Section 1.03.   TERMS OF TIA.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

           "OBLIGOR" on the Notes and the Note Guarantees means Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.   RULES OF CONSTRUCTION.

           Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; and (vi) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include amended, substitute, replacement or successor sections or rules duly enacted or adopted by the SEC from time to time and references to other statutes, laws, rules and regulations shall be deemed to include amended, substitute, replacement or successor statutes, laws, rules and regulations duly enacted or adopted.


                                   ARTICLE 2.
                                    THE NOTES


Section 2.01.   FORM AND DATING.

           (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

           (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of EXHIBITS A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, to evidence instructions given by the Holder thereof as required by Section 2.06 hereof.

           (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall terminate upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate directing the Trustee to authenticate and deliver the Regulation S Permanent Global Note from Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

           (d) EUROCLEAR AND CLEARSTREAM PROCEDURES Applicable. The operating procedures, terms and conditions of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.   EXECUTION AND AUTHENTICATION.

           An Officer shall sign the Notes for Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

           A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall, upon a written order of Issuer signed by an Officer (an "AUTHENTICATION ORDER"), authenticate (i) Initial Notes for original issue in an unlimited principal amount and (ii) Unrestricted Notes from time to time in exchange for a like principal amount of Initial Notes or for original issue in an unlimited principal amount.

           In the event that Issuer shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the date of this Indenture, Issuer shall use its reasonable best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the date of this Indenture is determined, pursuant to an Opinion of Counsel of Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, or if a separate "CUSIP" is requested by the Custodian, The Depository Trust Company or any exchange agent in connection with the issuance of the Unregistered Notes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued and outstanding under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

           The Trustee may appoint an authenticating agent acceptable to Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of Issuer.

Section 2.03.   REGISTRAR AND PAYING AGENT.

           Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Issuer may change any Paying Agent or Registrar without notice to any Holder. Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

           Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

           Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

           Issuer shall, prior to each interest record date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

Section 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

           Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Issuer or a Subsidiary) shall have no further liability for the money. If Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.   HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and Issuer shall otherwise comply with TIA ss. 312(a).

Section 2.06.   TRANSFER AND EXCHANGE.

           (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Global Notes will not be exchanged by Issuer for Definitive Notes unless (i) Issuer delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by Issuer within 120 days after the date of such notice from the Depository; (ii) Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided that in no event shall the Regulation S Temporary Global Note be exchanged by Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act; or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a request from the Depository or any Holder to issue Definitive Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (f) hereof.

           (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of the Exchange Offer by Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
      Section 2.06(h) hereof.

        (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof; and

                (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof;

         (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Issuer;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Broker-Dealer pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                     (1) if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or

                     (2) if the holder of such beneficial interest in a
                Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

           If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, Issuer shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

           Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

           (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.06(a) hereof. A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.06(a) hereof.

           (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

          (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (2)(a) thereof;

           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item
      (3)(a) thereof;

           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

           (F) if such Restricted Definitive Note is being transferred to Issuer or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

         (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of Issuer;

           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

           (D) the Registrar receives the following:

                (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(b) thereof; or

                (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

        (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

           If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

           (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item
           (3)(d) thereof, if applicable.

         (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Issuer;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                     (1) if the Holder of such Restricted Definitive Notes
                proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof; or

                     (2) if the Holder of such Restricted Definitive Notes
                proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

           (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

           (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) PRIVATE PLACEMENT LEGEND.

                (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                     "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN

                 A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),
                 (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                (B) Notwithstanding the foregoing, any Global Note or Definitive
           Note issued pursuant to subparagraph (b)(iv), (d)(ii), (d)(iii),
           (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange or substitution for all or any part thereof) shall not bear the Private Placement Legend.

            (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
           SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF ITS ISSUER."

            (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

           (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

           (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

           (i) To permit registrations of transfers and exchanges, Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon Issuer's order or at the Registrar's request.

           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.07,
4.08 and 9.05 hereof).

           (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

           (iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

           (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or Issuer shall be affected by notice to the contrary.

           (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

           (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

           (viii) Each Holder of a Note agrees to indemnify Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.   REPLACEMENT NOTES.

           If any mutilated Note is surrendered to the Trustee or Issuer and the Trustee receive evidence to its satisfaction of the destruction, loss or theft of any Note, Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Issuer to protect Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Issuer may charge for its expenses in replacing a Note.

           Every replacement Note is an additional obligation of Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.   OUTSTANDING NOTES.

           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Issuer or an Affiliate of Issuer holds the Note; however, Notes held by Issuer or a Subsidiary of Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

           If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

           If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than Issuer, a Subsidiary of Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.   TREASURY NOTES.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10.   TEMPORARY NOTES.

           Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Tempora`ry Notes shall be substantially in the form of permanent Notes but may have variations that Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate permanent Notes in exchange for temporary Notes.

           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.   CANCELLATION.

           Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of the Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.   DEFAULTED INTEREST.

           If Issuer defaults in a payment of interest on the Notes, such interest shall cease to be payable to the Holders on the relevant record date and Issuer shall instead pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. Issuer shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Issuer (or, upon the written request of Issuer, the Trustee in the name and at the expense of Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.   CUSIP NUMBERS.

           Issuer, in issuing the Notes, may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE 3.
                                   REDEMPTION


Section 3.01.   NOTICE OF REDEMPTION TO TRUSTEE.

           If Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 90 days before the redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.   SELECTION OF NOTES TO BE REDEEMED.

           If less than all of the Notes are to be redeemed at any time pursuant to Section 3.07 hereof, the Trustee shall select Notes for redemption as follows:

      (a) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

      (b) if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

           In the event of partial redemption by lot pursuant to Section 3.07 hereof, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

           The Trustee shall promptly notify Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. No Notes of $1,000 or less shall be redeemed in part.

Section 3.03.   NOTICE OF REDEMPTION TO HOLDERS.

           If Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before the redemption date, Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may not be conditional; PROVIDED that if the redemption is pursuant to Section 3.07(b) hereof and the proposed redemption date is not later than 30 days after the date of closing of such Public Equity Offering (without regard to any over-allotment option), the redemption may be subject to such closing. The notice shall identify the Notes to be redeemed (including "CUSIP" number(s)) and shall state: (i) the redemption date; (ii) the redemption price; (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (vi) that, unless Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (viii) if the second sentence of this paragraph is applicable, that the redemption is subject to the closing of the Public Equity Offering; and (ix) that no representation is made as to the correctness or accuracy of the "CUSIP" number, if any, listed in such notice or printed on the Notes.

           At Issuer's request, the Trustee shall give the notice of redemption in Issuer's name and at its expense; PROVIDED, HOWEVER, that Issuer shall have delivered to the Trustee, at least 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.   EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price unless the notice of redemption is conditional in accordance with Section 3.03 hereof and the condition is not met.

Section 3.05.   DEPOSIT OF REDEMPTION PRICE.

           One Business Day prior to the redemption date, Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to Issuer any money deposited with the Paying Agent by Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

           If Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.   NOTES REDEEMED IN PART.

           Upon surrender of a Note that is redeemed in part, Issuer shall issue and, upon Issuer's written request, the Trustee shall authenticate for the Holder at the expense of Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.   OPTIONAL REDEMPTION.

           (a) Except as set forth in clause (b) of this Section 3.07, Issuer shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to December 1, 2005. On or after December 1, 2005, the Notes will be subject to redemption at any time at the option of Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

                YEAR                          PERCENTAGE
                ----                          ----------
                2005.......................    104.938%
                2006.......................    103.292%
                2007.......................    101.646%
                2008 and thereafter........    100.000%

           (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time on or prior to December 1, 2004, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Issuer and its Subsidiaries) and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering (without regard to any over-allotment option).

           (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.   MANDATORY REDEMPTION.

           Issuer shall not be required to make mandatory redemption payments with respect to the Notes. For the avoidance of doubt, an offer to purchase pursuant to Section 4.07 or 4.08 hereof shall not be deemed a redemption.


                                   ARTICLE 4.
                                   COVENANTS


Section 4.01.   PAYMENT OF NOTES.

           Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

           Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

           Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Issuer in respect of the Notes and this Indenture may be served. Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Issuer in accordance with Section 2.03 hereof.

Section 4.03.   COMPLIANCE CERTIFICATE.

           (a) Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Issuer has complied with its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge Issuer has complied with each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the conditions or covenants of this Indenture (or, if a Default shall have occurred and be continuing, describing all such Defaults of which he or she may have knowledge and what action Issuer is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Issuer is taking or proposes to take with respect thereto.

           (b) Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee as soon as possible and in any event within five Business Days, after Issuer becoming aware of any Default that has occurred and is continuing, an Officers' Certificate specifying such Default and what action Issuer is taking or proposes to take with respect thereto.

Section 4.04.   TAXES.

           Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05.   STAY, EXTENSION AND USURY LAWS.

           Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.   CORPORATE EXISTENCE.

           Subject to Article 5 hereof, Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of

Issuer or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Issuer and its Subsidiaries; PROVIDED, HOWEVER, that Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Issuer and its Subsidiaries, taken as a whole.

Section 4.07.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

           If a Change of Control occurs, each Holder of Notes will have the right to require Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

           Within 30 days following any Change of Control, Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Change of Control Offer. Any Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.07; (2) the Change of Control Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered or accepted for payment shall continue to accrue interest; (4) that, unless Issuer defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (6) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Issuer, a depository, if appointed by Issuer, or the Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if Issuer, the depository or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that Notes and portions of Notes purchased shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased; and (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent any such rules or regulations conflict with this Section 4.07, Issuer will not be deemed to have breached its obligations under this Indenture by virtue of complying with such rules or regulations.

           On the Change of Control Payment Date, Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by Issuer.

           The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

           Prior to complying with any of the provisions of the two preceding paragraphs, but in any event no later than the Change of Control Payment Date, Issuer will either repay all outstanding Designated Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Debt to permit the repurchase of Notes required by this
Section 4.07. Issuer will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

           Subject to the second succeeding paragraph, the provisions described above that require Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

           Notwithstanding anything to the contrary in this Section 4.07, Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

           Notwithstanding anything to the contrary in this Section 4.07, Issuer shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "ALTERNATE OFFER") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

Section 4.08.   ASSET SALES.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

      (2) such fair market value is determined by Issuer's Board of Directors and evidenced by a resolution of the Board of Directors; and

      (3) at least 75% of the consideration therefor received by Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Related Business Assets. For purposes of this provision, each of the following shall be deemed to be cash:

                  (a) any Indebtedness of Issuer or any Restricted Subsidiary
            (other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee) that is assumed by the transferee of any such assets; PROVIDED that Issuer or such Restricted Subsidiary is released from such Indebtedness; and

                  (b) any notes, securities or other obligations received by
            Issuer or any such Restricted Subsidiary from such transferee that are converted by Issuer or such Restricted Subsidiary into cash within 90 days after the date of the Asset Sale (to the extent of the cash received in that conversion).

           The requirement in clause (3) above that the consideration received consist of at least 75% cash, Cash Equivalents or Related Business Assets shall not apply to issuances and sales of Equity Interests in Restricted Subsidiaries to licensed veterinarians (or professional corporations owned by licensed veterinarians) in transactions with or resulting in Permitted Partially Owned Subsidiaries.

           Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer may apply such Net Proceeds at its option:

      (1) to repay Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; and/or

      (2) to make an investment in or expenditures for assets that replace the assets that were the subject of the Asset Sale or in assets that will be used or useful in a Permitted Business (the "REPLACEMENT ASSETS");

PROVIDED that Issuer or any of its Restricted Subsidiaries may satisfy the foregoing requirement by entering into a binding commitment to so reinvest such Net Proceeds, if such Net Proceeds are in fact reinvested within an additional 180-day period.

           Pending the final application of any such Net Proceeds, Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

           Any Net Proceeds from Asset Sales that Issuer does not apply, or decides not to apply, as provided in the second preceding paragraph will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Issuer will make an offer (an "ASSET SALE OFFER") to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds (the "ASSET SALE OFFER AMOUNT"). The offer price for Notes in any Asset Sale Offer will be equal to 100% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase (the "ASSET SALE PAYMENT"), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such Excess Proceeds will no longer be subject to the provisions of this Section 4.08. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis and allocate to the holders of such other PARI PASSU Indebtedness their respective PRO RATA shares of the Excess Proceeds. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

           Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.08, Issuer will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

           Upon the commencement of an Asset Sale Offer, Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (1)   that the Asset Sale Offer is being made pursuant to this Section
            4.08;

      (2) the Asset Sale Offer Amount, the Asset Sale Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "ASSET SALE PAYMENT Date");

      (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

      (4) that, unless Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

      (5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

      (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Issuer, a depository, if appointed by Issuer, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

      (7) that Holders shall be entitled to withdraw their election if Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, Issuer shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

           On the Asset Sale Payment Date, Issuer shall, to the extent lawful:
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; (2) deposit with the Paying Agent an amount equal to the Asset Sale Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by Issuer. Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

           The Paying Agent shall promptly mail to each Holder of Notes so tendered the Asset Sale Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Section 4.09.   [Intentionally Omitted].

Section 4.10.   RESTRICTED PAYMENTS.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of Issuer's or any of its Restricted Subsidiaries' Equity Interests or to holders of Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or other payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of Issuer or dividends or other payments or distributions payable to Issuer or a Restricted Subsidiary of Issuer); or

            (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Issuer or any Restricted Subsidiary of Issuer (other than any such Equity Interests owned by Issuer or any Restricted Subsidiary of Issuer); or

            (3) purchase, redeem, defease, prepay or otherwise acquire or retire for value any Indebtedness of Issuer or any Subsidiary Guarantor that is subordinated to the Notes or the Note Guarantees, except (x) any payment of interest or principal at the Stated Maturity thereof, (y) any payment made with Equity Interests (other than Disqualified Stock) of Issuer and
      (z) any payment to Issuer or any of its Restricted Subsidiaries; or

            (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (2) Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Exception; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Issuer and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clause (2), (3),

      (4), (5), (6), (7), (8) or (9) of the next succeeding paragraph), is less than the sum (the "BASKET"), without duplication, of

                  (a) 50% of the Consolidated Net Income of Issuer for the
            period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

                  (b) 100% of the aggregate net cash proceeds received by Issuer since the Issue Date as a contribution to its equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests, Disqualified Stock or debt securities or Indebtedness sold to a Subsidiary of Issuer or the net proceeds contributed from and/or the Equity Interests purchased with the net proceeds from the issuance of Qualified Holdings Debt), PLUS

                  (c) to the extent not otherwise included in the calculation of
            Consolidated Net Income for purposes of clause (a) above, 100% of
            (x) an amount equal to any dividends, repayment of loans, or advances with respect to, and (y) the aggregate net proceeds (including the fair market value of assets other than cash) received by Issuer or any of its Restricted Subsidiaries upon the sale or other disposition of, any Investment made by Issuer and its Restricted Subsidiaries since the Issue Date; PROVIDED that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made by Issuer or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date, PLUS

                  (d) to the extent not otherwise included in the calculation of
            Consolidated Net Income for purposes of clause (a) above, an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries of Issuer resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Issuer or any of its Restricted Subsidiaries from Unrestricted Subsidiaries of Issuer, and (y) the fair market value of the net assets of an Unrestricted Subsidiary of Issuer at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary multiplied by Issuer's proportionate interest in such Subsidiary; PROVIDED that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made by Issuer or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date.

            The preceding provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Issuer or any Subsidiary Guarantor or of any Equity Interests of Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Issuer) of, Equity Interests of Issuer (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Basket;

            (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Issuer or any Subsidiary Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

            (4) the payment of any dividend by a Restricted Subsidiary of Issuer to the holders of all of its common Equity Interests on a PRO RATA basis;

            (5) the payment of any distribution or dividend or the making of any loan or advance to Holdings to enable Holdings to (A) pay its reasonable general administrative costs and expenses, (B) pay all taxes due from Holdings for any given taxable year in an amount equal to Issuer's "separate return liability," as if Issuer were the parent of a consolidated group (for purposes of this clause (5), "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of Issuer determined as if Issuer had filed its own United States federal tax return for such taxable year), (C) make any payments Holdings is required to make under the Management Services Agreement; PROVIDED such payment is made in accordance with clause (4) of
      Section 4.15, (D) pay regularly scheduled installments of principal and interest, and any mandatory prepayments, on the Holdings Seller Notes and Qualified Holdings Debt that are required to be paid in cash and all amounts as and when due with respect to Earn-Out Obligations that are required to be paid in cash, (E) make optional prepayments in respect of Qualified Holdings

      Debt to the extent that proceeds of such Qualified Holdings Debt have been used by Holdings to make contributions to the equity capital of Issuer, or to purchase Equity interests in Issuer, after the date of this Indenture; PROVIDED that at the time of such prepayment and after giving pro forma effect thereto, Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Exception, (F) repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings (i) held by any member of Holdings' or Issuer's (or any of Issuer's Restricted Subsidiaries') management pursuant to the Stockholders Agreement, any management equity subscription agreement or stock option agreement or (ii) upon the death, disability or termination of employment of any employee, officer, manager or director of Issuer or Holdings or any of Issuer's Restricted Subsidiaries; PROVIDED, HOWEVER, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.5 million in any fiscal year plus the unused portion of said $1.5 million from the immediately preceding fiscal year plus any proceeds received during such fiscal year under key man insurance policies with respect to such members of management; and PROVIDED, FURTHER, that any such aggregate cash proceeds from any such reissuance of Equity Interests, even if contributed to Issuer, shall not increase the Basket, and (G) redeem or repurchase, on or about the Issue Date, with the proceeds of the offering of the Notes, up to $61.45 million aggregate amount of securities of Holdings;

            (6) the making by Issuer and its Restricted Subsidiaries of loans or advances to veterinarians (or professional corporations owned by such veterinarians) substantially involved in the business of a Restricted Subsidiary of Issuer to allow such veterinarians (or such professional corporations) to acquire Capital Stock of such Restricted Subsidiary, so long as such Restricted Subsidiary remains a Permitted Partially Owned Subsidiary after such acquisition of its Capital Stock and the making by Issuer of Restricted Payments to Holdings to enable Holdings to make the loans or advances permitted by this clause (6);

            (7) the redemption or repurchase of any Capital Stock of a Permitted Partially Owned Subsidiary owned by a licensed veterinarian (or professional corporation owned by a licensed veterinarian) whose employment by Issuer or any Restricted Subsidiary of Issuer has terminated; PROVIDED the consideration paid does not exceed the fair market value of such Capital Stock as determined by the Board of Directors of Issuer in good faith and all Indebtedness owed by such veterinarian (or professional corporation) to Holdings and its Subsidiaries is repaid in full concurrently with such redemption or repurchase; PROVIDED that the aggregate amount of such Restricted Payments does not exceed $1.0 million in any fiscal year;

      and PROVIDED FURTHER that any cash proceeds received by Holdings in connection with the repayment of Indebtedness to Holdings under this clause (7) are contributed to the capital of Issuer;

            (8) the redemption or repurchase by Issuer or any of its Restricted Subsidiary of Equity Interests from an employee covered by Issuer or any of its Restricted Subsidiary by an insurance policy using the proceeds from the insurance policy covering such employee; and

            (9) other Restricted Payments pursuant to this clause (9) not to exceed $20.0 million in the aggregate since the date of this Indenture.

           The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.10 shall be determined by Issuer, which determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5 million. Not later than the date of making any Restricted Payment in excess of $5 million, Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture, upon which the Trustee may conclusively rely without further investigation.

Section 4.11.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; PROVIDED that Issuer, any Issuer or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), and Issuer may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Restricted Subsidiary's preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Restricted Subsidiary's preferred stock had been issued, as the case may be, at the beginning of such four-quarter period (this proviso, the "FIXED CHARGE COVERAGE RATIO EXCEPTION").

           The preceding paragraph will not prohibit the incurrence of any of the following (collectively, "PERMITTED DEBT"):

            (1) Indebtedness under the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Issuer and its Restricted Subsidiaries thereunder) in an aggregate principal amount outstanding pursuant to this clause (1) (including amounts outstanding on the date of this Indenture) not to exceed $225.0 million LESS, without duplication, the aggregate amount of all Net Proceeds of Asset Sales applied by Issuer or any of its Subsidiaries since the date of this Indenture to repay Indebtedness under the Senior Credit Facility pursuant to Section 4.08 hereof;

            (2) the Notes issued on the Issue Date, Existing Indebtedness (other than Indebtedness under the Senior Credit Facility), the Exchange Notes and the Note Guarantees thereof;

            (3) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost (including financing fees and costs) of development, construction, installation, integration or improvement of Related Business Assets and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount not to exceed $15.0 million at any time outstanding pursuant to this clause (3);

            (4) Permitted Refinancing Indebtedness in respect of Indebtedness that was permitted by this Indenture to be incurred under the Fixed Charge Coverage Ratio Exception or clause (2) or (10) of this paragraph or this clause (4);

            (5) Indebtedness owed by Issuer or any of its Restricted Subsidiaries to Issuer or any of its Restricted Subsidiaries; PROVIDED that

                  (a) any such Indebtedness owed by Issuer shall be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note Guarantee of such Subsidiary Guarantor, as applicable; and

                  (b) if such Indebtedness is held by a Person other than Issuer or any of its Restricted Subsidiaries, Issuer or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

            (6) Hedging Obligations that are incurred for the purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (y) foreign currency exchange rate risk;

            (7) the Guarantee by Issuer or any Subsidiary Guarantor of Indebtedness of Issuer or a Subsidiary Guarantor; PROVIDED that the Indebtedness being Guaranteed is permitted to be incurred by another provision of this Section 4.11;

            (8) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, letters of credit (not supporting Indebtedness for borrowed money), performance, surety and similar bonds and completion guarantees or similar obligations provided by Issuer or a Subsidiary Guarantor in the ordinary course of business;

            (9) Guarantees of Indebtedness of Issuer or any Subsidiary or the agreements of Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of Issuer or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets of Issuer or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition (in each case, or any amendment or modification thereof); PROVIDED that the maximum aggregate liability in respect of all such Indebtedness outstanding under this clause (9) shall at no time exceed the gross proceeds actually received by Issuer and its Restricted Subsidiaries in connection with such disposition;

            (10) Acquired Debt; PROVIDED that, with respect to any Acquired Debt incurred pursuant to this clause (10), (x) it shall have been incurred prior to the time that the debtor thereunder was acquired by or merged into Issuer or any of its Subsidiaries, or prior to the time that the related asset was acquired by Issuer or any of its Subsidiaries, and was not incurred in connection with, or in contemplation of, such acquisition or merger, and (y) either (1) the aggregate principal amount of such Acquired Debt shall not exceed $10.0 million outstanding at any time or
      (2) immediately after giving effect to such transaction, Issuer shall be able to incur an additional $1.00 of Indebtedness under the Fixed Charge Coverage Ratio Exception;

            (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

            (12) Indebtedness in connection with repurchases or redemption of minority interests in Permitted Partially Owned Subsidiaries permitted under clause (7) of the second paragraph of Section 4.10 in an aggregate principal amount outstanding at any time not to exceed $5.0 million;

            (13) the accretion or amortization of original issue discount and the write-up of Indebtedness in accordance with purchase accounting;

            (14) Indebtedness in respect of Vicar Seller Notes in an aggregate principal amount not to exceed $10.0 million at any time outstanding; and

            (15) additional Indebtedness in an aggregate principal amount not to exceed $15.0 million at any time outstanding pursuant to this clause (15).

           For purposes of determining compliance with this Section 4.11, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the Fixed Charge Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness into any one or more categories of Permitted Debt described in clauses (1) and (3) through (15) above (PROVIDED that at the time of incurrence such Indebtedness meets the criteria of such category or categories) in any manner that complies with this Section 4.11 (PROVIDED that all Indebtedness under the Senior Credit Facility outstanding on the date of this Indenture shall be deemed to have been incurred pursuant to clause (1) hereof) and may later reclassify such Indebtedness into any one or more of the categories of Permitted Debt described in clauses (1) and (3) through (15) above (PROVIDED that at the time of reclassification it meets the criteria in such category or categories).

Section 4.12.   NO SENIOR SUBORDINATED DEBT.

           Issuer will not incur any Indebtedness that is, or purports to be, contractually subordinated or junior in right of payment to any Senior Debt of Issuer and senior in any respect in right of payment to the Notes. No Subsidiary Guarantor will incur any Indebtedness that is, or purports to be, contractually subordinated or junior in right of payment to any Guarantor Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Note Guarantee.

Section 4.13.   LIENS.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien; PROVIDED that if such obligation is by its terms expressly subordinated to the Notes or any Note Guarantee, the Lien securing such obligation shall be contractually subordinate and junior to the Lien securing the Notes and the Note Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the Notes and the Note Guarantees.

Section 4.14. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to Issuer or any Subsidiary Guarantor, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Issuer or any Subsidiary Guarantor;

            (2) make loans or advances to Issuer or any Subsidiary Guarantor; or

            (3) transfer any of its assets to Issuer or any Subsidiary
      Guarantor.

           However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (1) any Senior Debt, Guarantor Senior Debt or Existing Indebtedness, and any amendments or refinancings thereof; PROVIDED that such Senior Debt or Guarantor Senior Debt and any amendments or refinancings of Senior Debt or Guarantor Senior Debt or Existing Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility or such Existing Indebtedness, as in effect on the date of this Indenture;

            (2) this Indenture and the Notes and any Indebtedness that is PARI PASSU with the Notes, and any amendments or refinancings thereof; PROVIDED that such amendments or refinancings are not materially more restrictive taken as a whole with respect to such provisions than those contained in this Indenture and the Notes on the date hereof;

            (3) the Existing Holdings Indenture and the Existing Holdings Notes to the extent such restrictions exist on the Issue Date;

            (4) contracts for the sale of assets, including without limitation customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

            (5) statutory or contractual provisions requiring PRO RATA treatment of holders of Capital Stock of Restricted Subsidiaries held by Persons other than Issuer or any Restricted Subsidiary;

            (6) applicable law;

            (7) any instrument governing Indebtedness, Capital Stock or assets or operations of a Person acquired by Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person and any Subsidiaries of such Person, and any such Subsidiaries' assets and properties, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (8) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (9) capital leases or purchase money obligations for assets acquired or leased in the ordinary course of business (together with such directly related assets as proceeds, products, substitutions and accessions) that impose restrictions on the assets so acquired of the nature described in clause (3) of the preceding paragraph;

            (10) any agreement for the sale or other disposition of any assets, including Capital Stock of a Restricted Subsidiary, that restricts the transfer of such assets, or in the case of the sale of Capital Stock of such Restricted Subsidiary, distributions by such Restricted Subsidiary, pending its sale or other disposition;

            (11) Permitted Refinancing Indebtedness; PROVIDED that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (12) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.13 hereof that limit the right of Issuer or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

            (13) provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (14) restrictions on deposits or minimum net worth requirements imposed by customers under contracts entered into in the ordinary course of business;

            (15) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, in each case, otherwise permitted by this Indenture, but only on the assets subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease;

            (16) customary provisions in licenses and leases and other similar agreements entered into in the ordinary course of business;

            (17) statutory or contractual provisions requiring PRO RATA treatment of holders of Capital Stock of Subsidiaries constituting Permitted Partially Owned Subsidiaries; and

            (18) restrictions in financing and similar agreements that are not materially more restrictive than customary provisions in comparable financings or similar transactions, if the management of Issuer determines that such restrictions will not materially impair Issuer's ability to make payments as required under the Notes.

Section 4.15.   TRANSACTIONS WITH AFFILIATES.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Issuer or such Restricted Subsidiary with an unrelated Person; and

            (2) Issuer delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.15 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if there are any such disinterested members; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or in excess of $1.0 million and not approved by a majority of the disinterested members of the Board of Directors of Issuer, an opinion as to the fairness to Issuer of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

           The Trustee may conclusively rely on any resolution or opinion so received and is under no obligation or duty to inquire or investigate further into any such Affiliate Transaction.

           The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

            (1) transactions between or among Issuer and/or one or more of its Restricted Subsidiaries;

            (2) Restricted Payments and Permitted Investments that are not prohibited by Section 4.10 hereof;

            (3) payment of customary compensation, bonuses, severance awards, advances, grants, reimbursement of expenses and indemnity to officers, directors and employees consistent with market practices for services actually rendered to Issuer and its Restricted Subsidiaries;

            (4) payments, to the Sponsors or any of their Affiliates, on or about the Issue Date, in connection with the termination of the Management Services Agreement;

            (5) the sale of Capital Stock of Restricted Subsidiaries of Issuer to Affiliates of such Restricted Subsidiaries to the extent that a Permitted Partially Owned Subsidiary results therefrom, and the redemption or repurchase from Affiliates of such Restricted Subsidiaries of minority interests in Permitted Partially Owned Subsidiaries, in each case as otherwise permitted by this Indenture; and

            (6) any capital contributions by Holdings to Issuer or sale of Equity Interests in Issuer to Holdings.

Section 4.16.   ADDITIONAL NOTE GUARANTEES.

           If Issuer or any of its Restricted Subsidiaries transfers, acquires or creates another Wholly Owned Restricted Subsidiary (other than any Foreign Subsidiary) after the date of this Indenture, or any Permitted Partially Owned Subsidiary becomes a Wholly Owned Restricted Subsidiary of Issuer, then any such Wholly Owned Restricted Subsidiary must become a Subsidiary Guarantor and shall, within ten business days of the date on which it was acquired or created, or became a Wholly Owned Restricted Subsidiary, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture until released in accordance with the terms of this Indenture. Thereafter, unless and until so released, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

           In addition, in the event that, subsequent to the Issue Date, a domestic Wholly Owned Restricted Subsidiary is designated by Issuer as a Permitted Partially Owned Subsidiary and such Restricted Subsidiary is released from its Guarantee of the Senior Credit Facility, then such Restricted Subsidiary's Guarantee of the Notes shall also be released; PROVIDED that, following such release, (i) such Restricted Subsidiary does not Guarantee any other Indebtedness of Issuer or any Restricted Subsidiary of Issuer and (ii) Issuer shall be deemed to have made an Investment on the date of such release equal to the fair market value of the Equity Interests of such Permitted Partially Owned Subsidiary not sold or otherwise transferred to a third party in connection with such release in an amount determined as provided in the final paragraph of Section 4.10.

Section 4.17.   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

           The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.10 hereof or for Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. The designation will be permitted only if such Investment would not be prohibited at that time under Section 4.10 hereof and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18.   LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

           Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Issuer unless such Restricted Subsidiary simultaneously executes and delivers a Note Guarantee in the manner set forth in Section 4.16 hereof, which Note Guarantee shall be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Guarantor Senior Debt, in which case such Note Guarantee may be subordinated to the Guarantee of such Guarantor Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

           Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under Section 11.06 hereof. The form of the Note Guarantee is attached hereto as EXHIBIT E.

Section 4.19.   BUSINESS ACTIVITIES.

           Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent that any such business would not be material to Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.20.   REPORTS.

           (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Issuer shall furnish to the Holders of Notes and make available to beneficial owners of Notes, within the time periods specified in the SEC's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Issuer's certified independent accounts; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Issuer were required to file such reports.

           The foregoing requirements shall not apply to Issuer so long as (i) Issuer is not required by the SEC to file such reports; (ii) Issuer is a consolidated Subsidiary of Holdings; and (iii) Issuer delivers to the Holders the reports and information described above with respect to Holdings and its consolidated Subsidiaries as the same are filed with the SEC.

           In addition, whether or not required by the SEC, Issuer shall, following the consummation of the Exchange Offer pursuant to the Registration Rights Agreement, file a copy of all of the information and reports referred to in clauses (i) and (ii) of the first paragraph above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

           (b) In addition, for so long as any Restricted Global Notes or Restricted Definitive Notes remain outstanding, Issuer and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any materials required to be furnished to Holders of Notes by this Section 4.20 shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Issuer.

           (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.21.   SALE AND LEASEBACK TRANSACTIONS.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (except any such transaction between Issuer and any Subsidiary Guarantor or among Issuer's Restricted Subsidiaries and as otherwise permitted by Section 4.11 hereof); PROVIDED that Issuer or any Restricted Subsidiary of Issuer that is a Subsidiary Guarantor may enter into a sale and leaseback transaction if:

      (1) Issuer or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction permitted by Section
            4.11 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.13 hereof.

      (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of Issuer and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

      (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, Section 4.08 hereof.

Section 4.22. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY
              OWNED RESTRICTED SUBSIDIARIES.

           Issuer will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Issuer to any Person (other than Issuer or a Wholly Owned Restricted Subsidiary of Issuer), unless (a) the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.08 hereof or (b) such transfer, conveyance, sale, lease or other disposition is to a licensed veterinarian (or a professional corporation owned by a licensed veterinarian) in a transaction resulting in a Permitted Partially Owned Subsidiary and as otherwise permitted by this Indenture. In addition, except as provided in clause (b) above, Issuer will not permit any of its Wholly Owned Restricted Subsidiaries to issue any of their Equity Interests (other than, if necessary, shares of their Capital Stock constituting directors' qualifying shares) to any Person other than Issuer or a Wholly Owned Restricted Subsidiary of Issuer.

                                   ARTICLE 5.
                                   SUCCESSORS


Section 5.01.   MERGER, CONSOLIDATION OR SALE OF ASSETS.

           Issuer may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation); or
(ii) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Issuer's assets (determined on a consolidated basis for Issuer and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

      (1) either: (a) Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any State thereof or the District of Columbia;

      (2) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

      (3) immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

      (4) Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Exception.

           The foregoing restrictions will not apply to the merger of Issuer or a Subsidiary Guarantor with an Affiliate solely for the purpose of reincorporating or reorganizing such Person in another jurisdiction within the United States.

           Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of Issuer's assets, in one or more related transactions, in compliance with the provisions of this Section 5.01, Issuer will be released from its obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

           This Section 5.01 will not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among Issuer and any of its Wholly Owned Restricted Subsidiaries or any Subsidiary Guarantor;
(ii) a merger or consolidation of any Restricted Subsidiary into any other Restricted Subsidiary (other than a Subsidiary Guarantor into a Restricted Subsidiary that is not a Subsidiary Guarantor) or any Subsidiary Guarantor or Issuer; or (iii) a merger or consolidation of any Subsidiary Guarantor into any other Subsidiary Guarantor or into Issuer.

Section 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Issuer" shall refer instead to the successor corporation and not to Issuer), and may exercise every right and power of Issuer under this Indenture with the same effect as if such successor Person had been named as Issuer herein.


                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES


Section 6.01.   EVENTS OF DEFAULT.

           Each of the following is an "EVENT OF DEFAULT":

            (a) default for a continued period of 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

            (b) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

            (c) Issuer fails to observe or perform any other covenant or other agreement in this Indenture or the Notes and such failure continues for a period of thirty (30) days in the case of a default with respect to
      Section 4.07, 4.08, 4.10, 4.11, 4.13 or 4.15 hereof or sixty (60) days in the case of a default with respect to any other covenant or agreement and, in either case, after notice thereof has been given to Issuer by the Trustee or to Issuer and the Trustee by Holders of at least 25% of the aggregate principal amount of the outstanding Notes;

            (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, if that default:

                  (i) is caused by a failure to pay principal at final maturity
            (after giving effect to any applicable grace period) the principal amount of such Indebtedness (a "PAYMENT DEFAULT"); or

                  (ii) results in the acceleration of such Indebtedness prior to its express maturity;

      and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

            (e) failure by Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating at any one time in excess of $10.0 million (excluding amounts covered by enforceable insurance issued by an insurer with a Best's rating of at least B+ as to which such insurer has acknowledged liability), which judgments are not paid, discharged or stayed for a period of 60 days;

            (f) except as permitted by this Indenture, any Note Guarantee of any Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

            (g) Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its
            creditors, or

                  (v) generally is not paying its debts as they become due; or

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against Issuer or any of its Significant
            Subsidiaries;

                  (ii) appoints a custodian of Issuer or any of its Significant
            Subsidiaries or for all or substantially all of the property of Issuer or any of its Significant Subsidiaries; or

                  (iii) orders the liquidation of Issuer or any of its
            Significant Subsidiaries;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.   ACCELERATION.

           In the case of an Event of Default arising from either Section 6.01(g) or 6.01(h) hereof, with respect to Issuer or any Subsidiary Guarantor that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED that if there are any amounts outstanding under the Senior Credit Facility, such amounts due under the Notes shall become immediately due and payable upon the first to occur of (x) an acceleration under the Senior Credit Facility and (y) five (5) business days after receipt by Issuer and the representative under the Senior Credit Facility of such acceleration notice but only if such Event of Default is then continuing.

           At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to Issuer and the Trustee, may rescind and annul such declaration and its consequences, on behalf of all Holders of Notes, if:

            (a) Issuer has paid or deposited with the Trustee a sum sufficient to pay

                  (i) all sums paid or advanced by the Trustee under Section
            7.07 hereof and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                  (ii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal, which has become due otherwise than by such declaration of acceleration at the rate borne by the Notes;

            (b) all Events of Default, other than the non-payment of principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04 hereof;

            (c) the rescission would not conflict with any judgment or decree;
      and

            (d) in the event of the cure or waiver of an Event of Default described in Section 6.01(g) or 6.01(h) hereof, the Trustee has received an Officers' Certificate that such Event of Default has been cured or waived.

      No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.   OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may, subject to Article 10 hereof, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.   WAIVER OF PAST DEFAULTS.

           Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past or existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.   CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Holders may not enforce this Indenture or the Notes, however, except as provided in this Indenture. In addition, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.   LIMITATION ON SUITS.

           A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if: (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

           A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture and subject to
Article 10 and Section 11.02 hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.   COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.   PRIORITIES.

           If the Trustee collects any money pursuant to this Article, it shall, subject to Article 10 hereof, pay out the money in the following order:

            FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

            THIRD: to Issuer or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.   UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.



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                                    Page 89


                                   ARTICLE 7.
                                     TRUSTEE


Section 7.01.   DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

           (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the paragraphs of this Section 7.01.

           (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.   RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Issuer shall be sufficient if signed by an Officer of Issuer.

           (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

           (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and Issuer's premises, personally or by agent or attorney at the sole cost of Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

           (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

           (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

           (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

           (k) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

           (l) The Trustee shall not be bound to recognize any Person as the Holder of a Note unless and until such Note is submitted for inspection, if required, and his title thereto satisfactorily established, if disputed. The Trustee may treat the person in whose name any Note is registered by the Registrar as the absolute owner of any such Note for all purposes and the Trustee shall not be affected by any notice to the contrary.

Section 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Issuer or any Affiliate of Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.   TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for Issuer's use of the proceeds from the Notes or any money paid to Issuer or upon Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.   NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes at their respective addresses as they appear on the register maintained by the Registrar a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if it determines, in good faith, that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

           Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

           A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07.   COMPENSATION AND INDEMNITY.

           Issuer shall pay to the Trustee, and its directors, officers, employees and agents (collectively with the Trustee, the "INDEMNITEES") from time to time compensation for its acceptance of this Indenture and services as Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.

           Issuer shall indemnify the Trustee or any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it including, without limitation, damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by Issuer or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Issuer shall not relieve Issuer of its obligations hereunder, except to the extent that Issuer is actually prejudiced thereby. Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Issuer shall pay the reasonable fees and expenses of such counsel. Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and shall extend to all Indemnitees.

           To secure Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.



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                                    Page 94


Section 7.08.   REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Issuer in writing. Issuer may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10 hereof; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Issuer.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of Issuer.

           If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.   ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or together with its corporate parent has) a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

           The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8.
       LEGAL DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE


Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this
Article 8.

Section 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

           Upon Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Issuer and the Guarantors, respectively shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors be deemed to have been discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

            (b) Issuer's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

            (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Issuer's obligations in connection therewith; and

            (d) this Article 8.

           Subject to compliance with this Article Eight, Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.   COVENANT DEFEASANCE.

           Upon Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19, 4.20 and clauses (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) hereof shall not constitute Events of Default.

Section 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

           The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.02 hereof, Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee opining that (i) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall opine that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.03 hereof, Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee opining that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit); or (b) in the case of Legal Defeasance, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Issuer or any of its Restricted Subsidiaries is a party or by which Issuer or any of its Restricted Subsidiaries is bound;

            (f) Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming that no Holder is an "insider," as that term is defined in the Bankruptcy Code, after the 91st day following the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the Bankruptcy Code;

            (g) Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Issuer with the intent of preferring the Holders of Notes over other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding creditors of Issuer or others; and

            (h) Issuer must have delivered to the Trustee an Officers' Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance contained in (b), (c), (e) and (f) have been complied with.

Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to

Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to Issuer from time to time upon the request of Issuer any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.   REPAYMENT TO ISSUER.

           Any money deposited with the Trustee or any Paying Agent, or then held by Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note shall, if held by Trustee, in the absence of a written request from the Issuer to return unclaimed funds to the Issuer, be delivered from time to time to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds shall be paid to Issuer on its written request or (if then held by Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Issuer as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Issuer cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition) or any successor, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Issuer.

Section 8.07.   REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08. DISCHARGE.

           This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes of any series theretofore authenticated and delivered (other than lost, stolen or destroyed Notes of any series which have been replaced or paid and Notes of any series for whose payment money has theretofore been deposited in trust or segregated and held in trust by Issuer and thereafter repaid to Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have (A) become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Issuer, and Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of any series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes of any series to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) Issuer has paid or caused to be paid all sums payable under this Indenture by Issuer; and (c) Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of the Notes of any series and the Indenture and the Note Guarantees with respect to any series of Notes have been complied with.

                                   ARTICLE 9.
                AMENDMENT, SUPPLEMENT AND WAIVER


Section 9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.

           Notwithstanding Section 9.02 hereof, Issuer and the Trustee may (subject to Section 10.13 hereof) amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of the obligations of Issuer or any Guarantor to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all assets in accordance with Article 5 or
      Section 11.05 hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (f) to make any change in Article 10 hereof that would limit or terminate the benefits available to any holder of Senior Debt (or any Representative thereof) under this Indenture;

            (g) to add additional Note Guarantees;

            (h) to secure the Notes;

            (i) to add to the covenants of Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon Issuer or its Restricted Subsidiaries;

            (j) to comply with the procedures of the Trustee, The Depository Trust Company or other applicable entity with respect to the provisions of this Indenture and the Notes relating to transfers of the Notes or to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Notes, as a single issue of securities; or

            (k) to change the name or title of the Notes and make any non-substantive conforming changes related thereto.

           Upon the request of Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any of the documents requested by it pursuant to Section 7.02(b) hereof, the Trustee shall join with Issuer and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

Section 9.02.   WITH CONSENT OF HOLDERS OF NOTES.

           Except as provided below in this Section 9.02 and in Section 10.13 hereof, Issuer and the Trustee may amend or supplement this Indenture or the Notes and/or any Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

           Upon the request of Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of any document requested by it pursuant to Section 7.02(b) hereof, the Trustee shall join with Issuer and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment or waiver under this Section 9.02 becomes effective, Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment or waiver. Any failure of Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance by Issuer and/or the Guarantors with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

            (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.07 and 4.08);

            (c) reduce the rate of or change the time for payment of scheduled interest on any Note;

            (d) waive a Default in the payment of scheduled principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive scheduled payments of principal of or premium, if any, or interest on the Notes;

            (g) waive a redemption payment with respect to any Note (other than, for the avoidance of doubt, a payment required by Sections 4.07 and 4.08 hereof);

            (h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

            (i) make any change in Section 6.04, 6.07 or 9.01 hereof or in this
      Section 9.02; or

            (j) make any change in Article 10 or Sections 11.07 through 11.11 hereof (including the related definitions) that materially adversely affects the rights of the Holders of the Notes, taken as a whole.

Section 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture and, if applicable, New Notes that comply with the TIA as then in effect.

Section 9.04.   REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

           The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10.
                                  SUBORDINATION


Section 10.01.  AGREEMENT TO SUBORDINATE.

           Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness, interest and other Obligations of any kind evidenced by the Notes and this Indenture is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Issuer (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

           Upon any distribution to creditors of Issuer whether in cash, properties, securities or otherwise, (i) in a liquidation or dissolution of Issuer, (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Issuer or its assets, (iii) in an assignment for the benefit of creditors or (iv) in any marshaling of Issuer's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof).

           To the extent any payment of Senior Debt (whether by or on behalf of Issuer or any Subsidiary, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

Section 10.03. DEFAULT ON DESIGNATED SENIOR DEBT OF ISSUER.

           Issuer may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust created pursuant to Article 8 hereof) if:

            (i) a payment default on Designated Senior Debt of Issuer occurs and is continuing beyond any applicable grace period; or

            (ii) any other default on Designated Senior Debt of Issuer occurs and the maturity of such Designated Senior Debt is accelerated by the holders thereof in accordance with its terms; or

            (iii) any other default (other than a default described above) occurs and is continuing on Designated Senior Debt of Issuer that permits holders of such Designated Senior Debt to accelerate its maturity either immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from Issuer or the holders of any Designated Senior Debt of Issuer specifying an election to effect a period of non-payment on the Notes by Issuer (a "PAYMENT BLOCKAGE PERIOD").

           Payments on the Notes may and shall be resumed:

            (i) in the case of a payment default or any other default on Designated Senior Debt of Issuer pursuant to which the holders thereof accelerate the maturity thereof, upon the date on which such default is cured or waived, such Designated Senior Debt has been paid in full or the Trustee has received written notice from the holders of such Designated Senior Debt approving such payment; and

            (ii) in case of a Payment Blockage Period, 179 days after the date on which the applicable Payment Blockage Notice is received; unless such Payment Blockage Period is terminated earlier by written notice from the holders of the Designated Senior Debt of Issuer who gave the Payment Blockage Notice; if the default giving rise to such Payment Blockage Notice is cured, waived or otherwise no longer continuing; or because such Designated Senior Debt has been discharged or repaid in full.

           No new Payment Blockage Notice may be delivered under clause (ii) above unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect.

           No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days. In the event that Issuer makes any payment to the Trustee or any Holder of any Note prohibited by the foregoing, such payment will be required to be held in trust for and paid over to the holders of Senior Debt (or the Representative therefor). The Trustee and the Holders of the Notes will not challenge or contest the enforceability or validity of the Senior Credit Facility or any obligation, Lien or encumbrance thereunder.

Section 10.04.  ACCELERATION OF SECURITIES.

           If payment of the Notes is accelerated because of an Event of Default, Issuer shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

           In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than payments in the form of Permitted Junior Securities or payments made from the trust created pursuant to
Article 8 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

           With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or Issuer or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06.  NOTICE BY ISSUER.

           Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this
Article 10.

Section 10.07.  SUBROGATION.

           After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between Issuer and Holders, a payment by Issuer on the Notes.

Section 10.08.  RELATIVE RIGHTS.

           This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall: (i) impair, as between Issuer and Holders of Notes, the obligation of Issuer, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders of Notes and creditors of Issuer other than their rights in relation to holders of Senior Debt; or (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes. If Issuer fails because of this
Article 10 to pay
principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.  SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER.

           No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by Issuer or any Holder or by the failure of Issuer or any Holder to comply with this Indenture.

           The Trustee and Holders agree that they will not challenge the validity, enforceability or perfection of any Senior Debt or the liens, guarantees and security interests securing the same and that as between the holders of the Senior Debt on the one hand and the Trustee and Holders on the other, the terms hereof shall govern even if all or part of the Senior Debt or such liens and security interests are avoided, disallowed, subordinated, set aside or otherwise invalidated in any judicial proceeding or otherwise, regardless of the theory upon which such action is premised.

           Without in any way limiting the generality of this Section 10.10, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, the Senior Credit Facility or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against Issuer, any Subsidiary thereof or any other Person.

Section 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

           Whenever a distribution is to be made or a notice given to holders of any Senior Debt, the distribution may be made and the notice given to their Representative.

           Upon any payment or distribution of assets of Issuer referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Debt and other

Indebtedness of Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

           Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only Issuer or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

           The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

           Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10 and the subordination of the Note Guarantees as provided in Section
11.02 hereof, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of Issuer or any Subsidiary (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13.  AMENDMENTS.

           The provisions of this Article 10 or Section 11.02 or 11.06 hereof (including, without limitation, any definitions or other sections included by reference or incorporation or the terms and conditions of the Note Guarantees) shall not be amended or modified in any way adverse to any holder of Senior Debt then outstanding without the written consent of the Representative under the Senior Credit Facility or, in the absence thereof, of the holders of a majority in aggregate principal amount of such Senior Debt.


                                   ARTICLE 11.
                                   GUARANTEES


Section 11.01.  GUARANTEE.

           Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of Issuer hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

           The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Issuer, any right to require a proceeding first against Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

           If any Holder or the Trustee is required by any court or otherwise to return to Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02.  SUBORDINATION OF NOTE GUARANTEE.

           The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 shall be junior and subordinated to the prior payment in full in cash of the Guarantor Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03.  LIMITATION ON GUARANTOR LIABILITY.

           Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04.  EXECUTION AND DELIVERY OF NOTE GUARANTEE.

           To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in EXHIBIT E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, Executive or Senior Vice President, Treasurer or one of its Vice Presidents. Further, Issuer shall cause all future Guarantors to execute a Supplemental Indenture substantially in the form of EXHIBIT F.

           Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

           If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.05.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

           A Guarantor may not sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless: (i) immediately after giving effect to such transaction, no Default exists; and (ii) either (a) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.08 or Article 10 hereof.

Section 11.06.  RELEASES OF SUBSIDIARY GUARANTORS.

           The Note Guarantee of a Subsidiary Guarantor will be released:

            (1) upon any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation or any sale of at least a majority of the Capital Stock of that Subsidiary Guarantor in accordance with Section 4.22); PROVIDED, that if Issuer or any Restricted Subsidiary intends to comply with Section 4.08 hereof by making an investment or expenditure in Replacement Assets, Issuer or such Restricted Subsidiary delivers to the Trustee a non-binding written notice that it intends to make such investment or expenditure within the time frame set forth in Section 4.08 hereof, and after such release makes such investment or expenditure or otherwise complies with
      Section 4.08 within the applicable time frame set forth therein.

            (2) if Issuer designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture; or

            (3) Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture;

PROVIDED, HOWEVER, in each case that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of any Indebtedness of Issuer or any Indebtedness of any other Guarantor shall also terminate upon such release and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of Issuer or any Indebtedness of any Restricted Subsidiary of Issuer.

           Upon delivery by Issuer to the Trustee of an Officers' Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee. The Trustee will provide any written confirmation or evidence of the termination of such Note Guarantee as reasonably required by the Representative.

           Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Section 11.07.  LIQUIDATION; DISSOLUTION; BANKRUPTCY OF A GUARANTOR.

           Upon any distribution to creditors of any Guarantor whether in cash, properties, securities or otherwise, (i) in a liquidation or dissolution of such Guarantor, (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its assets, (iii) in an assignment for the benefit of creditors or (iv) in any marshaling of such Guarantor's assets and liabilities, the holders of Guarantor Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt whether or not such interest is an allowable claim) before the Holders of Notes will be entitled to receive any payment under the Note Guarantees, and until all Obligations with respect to such Guarantor Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Guarantor Senior Debt (except that Holders of Notes or payments under the Note Guarantees may receive and retain Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof).

           To the extent any payment of Guarantor Senior Debt (whether by or on behalf of Holdings or any Subsidiary, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Guarantor Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Guarantor Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

Section 11.08.  DEFAULT ON DESIGNATED SENIOR DEBT BY GUARANTOR.

           No Guarantor may make any payment upon or in respect of the Note Guarantees (except in Permitted Junior Securities or from the trust created pursuant to Article 8 hereof) if:

            (i) a payment default on Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period; or

            (ii) any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior Debt is accelerated by the holders thereof in accordance with its terms; or

            (iii) any other default (other than a default described above) occurs and is continuing on Designated Senior Debt of such Guarantor that permits holders of such Designated Senior Debt to accelerate its maturity either immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, and the Trustee receives a notice of such default (a "GUARANTOR PAYMENT BLOCKAGE NOTICE") from Issuer or the holders of any Designated Senior Debt specifying an election to effect a period of non-payment on the Notes by Issuer (a "GUARANTOR PAYMENT BLOCKAGE PERIOD").

           Payments on the Notes may and shall be resumed:

            (i) in the case of a payment default or any other default on Designated Senior Debt of such Guarantor pursuant to which the holders thereof accelerate the maturity thereof, upon the date on which such default is cured or waived, such Designated Senior Debt has been paid in full or the Trustee has received written notice from the holders of such Designated Senior Debt approving such payment; and

            (ii) in case of a Guarantor Payment Blockage Period, 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received; unless such Guarantor Payment Blockage Period is terminated earlier by written notice from the holders of the Designated Senior Debt of such Guarantor who gave the Guarantor Payment Blockage Notice; if the default giving rise to such Guarantor Payment Blockage Notice is cured, waived or otherwise no longer continuing; or because such Designated Senior Debt has been discharged or repaid in full.

           No new Guarantor Payment Blockage Notice may be delivered under clause (ii) above unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Guarantor Payment Blockage Notice and
(ii) there shall be a period of at least 181 days during each 360-day period when no Guarantor Payment Blockage Period is in effect.

           No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days. In the event that any Guarantor makes any payment to the Trustee or any Holder of any Note prohibited by the foregoing, such payment will be required to be held in trust for and paid over to the holders of Guarantor Senior Debt (or the Representative thereof). The Trustee and the Holders of the Notes will not challenge or contest the enforceability or validity of the Senior Credit Facility or any obligation, Lien or encumbrance thereunder.

Section 11.09.  SUBROGATION OF GUARANTOR SENIOR DEBT.

           After all Guarantor Senior Debt of a Guarantor is paid in full in cash and until the Note Guarantee of such Guarantor is paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Guarantor Senior Debt. A distribution made under this Article 11 to holders of Guarantor Senior Debt that otherwise would have been made to Holders of Notes is not, as between Issuer and Holders, a payment by any Guarantor on the Notes.

Section 11.10.  RELATIVE RIGHTS.

           This Article 11 defines the relative rights of Holders of Notes and holders of Guarantor Senior Debt. Nothing in this Indenture shall: (i) impair, as between each Guarantor and Holders of Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay, when due, its obligations under its Note Guarantee in accordance with its terms; (ii) affect the relative rights of Holders of Notes and creditors of such Guarantor other than their rights in relation to holders of Guarantor Senior Debt; or (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders of Notes. If any Guarantor fails because of this
Article 11 to pay the obligations under its Note Guarantee when due, the failure is still a Default or Event of Default.

Section 11.11.   APPLICATION OF CERTAIN ARTICLE 10 PROVISIONS.

           The provisions of Sections 10.04, 10.05, 10.06, 10.09, 10.10, 10.11,
10.12 and 10.13 hereof shall apply, MUTATIS MUTANDIS, to each Guarantor and their respective holders of Guarantor Senior Debt and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Debt, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 10 hereof shall mean this Article 11.

                                   ARTICLE 12.
                                  MISCELLANEOUS


Section 12.01.  TRUST INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 12.02.  NOTICES.

           Any notice or communication by Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), or sent by telecopier or overnight courier guaranteeing next day delivery, to the other's address.

           If to Issuer and/or any Guarantor:

                Vicar Operating, Inc.
                12401 West Olympic Boulevard
                Los Angeles, CA  90064
                Telecopier No.:  (310) 584-6700
                Attention:  Chief Financial Officer

           With a copy to:

                Akin, Gump, Strauss, Hauer & Feld
                2029 Century Park East
                Los Angeles, CA  90067
                Telecopier No.:  (310) 229-1001
                Attention:  Frank Reddick, Esq.

                and

                Irell & Manella LLP
                1800 Avenue of the Stars, Suite 900
                Los Angeles, CA 90067
                Telecopier No.: (310) 203-7199
                Attention: Meredith Jackson, Esq.

           If to the Trustee:

                Chase Manhattan Bank and Trust Company, N.A.
                101 California Street, Suite 3800
                San Francisco, CA 94111
                Telecopier No.: (415) 954-2371
                Attention:  Corporate Trust Department

           Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

           Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by Issuer to the Trustee to take any action under this Indenture, Issuer shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.  RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

           No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, shall have any liability for any obligations of Issuer or any Guarantor under the Notes, this Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.  GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.  SUCCESSORS.

           All agreements of Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.  SEVERABILITY.

           In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.  COUNTERPART ORIGINALS; ACCEPTANCE BY TRUSTEE.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Chase Manhattan Bank and Trust Company, National Association hereby accepts the trusts in this Indenture declared or provided, upon the terms and conditions hereinabove set forth.

Section 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature pages follow]

                                   SIGNATURES

Dated as of November 27, 2001

                               VICAR OPERATING, Inc.


                               By:   /S/ ROBERT L. ANTIN
                                   -------------------------------------
                                   Name:  Robert L. Antin
                                   Title: President and Chief Executive
                                          Officer


                               GUARANTORS:

                               VCA Antech, inc.,
                                 as Guarantor


                               By:    /S/ ROBERT L. ANTIN
                                   -------------------------------------
                                   Name:  Robert L. Antin
                                   Title: President and Chief Executive
                                          Officer


                               SUBSIDIARY GUARANTORS:

                                  AAH MERGER CORPORATION

                                  ACADEMY ANIMAL, INC.

                                  ANDERSON ANIMAL HOSPITAL, INC.

                                  ANIMAL CLINIC OF SANTA CRUZ, INC.

                                  BERWYN VETERINARIAN HOSPITAL, INC.

                                  ANIMAL CENTER, INC.

                                  CLARMAR ANIMAL HOSPITAL, INC.

                                  CACOOSING ANIMAL HOSPITAL, LTD.

                                  DETWILER VETERINARY CLINIC, INC.

                                  DIAGNOSTIC VETERINARY SERVICE, INC.

                                  EAGLE PARK ANIMAL CLINIC, INC.

                                  EAGLE RIVER VETERINARY HOSPITAL, INC.

                                  EDGEBROOK, INC.

                                  FLORIDA VETERINARY LABORATORIES, INC.

                                  FOX CHAPEL ANIMAL HOSPITAL, INC.

                                  FREEHOLD VETERINARY HOSPITAL, INC.

                                  GLEN ANIMAL HOSPITAL, INC.

                                  GOLDEN MERGER CORPORATION

                                  H.B. ANIMAL CLINICS, INC.

                                  HIGHLANDS ANIMAL HOSPITAL, INC.

                                  KIRKWOOD ANIMAL HOSPITAL-LEA
                                    M.E. TAMMI, V.M.D., P.A.

                                  KIRKWOOD ANIMAL HOSPITAL
                                    BOARDING AND GROOMING, INC.

                                  LAKE JACKSON VETERINARY CLINIC, INC.

                                  LAKEWOOD ANIMAL HOSPITAL, INC.

                                  LAMMERS VETERINARY HOSPITAL, INC.

                                  LEWELLING VETERINARY CLINIC, INC.

                                  MAIN STREET SMALL ANIMAL HOSPITAL, INC.

                                  M.S. ANIMAL HOSPITALS, INC.

                                  MILLER ANIMAL HOSPITAL

                                  NEWARK ANIMAL HOSPITAL, INC.

                                  NORTH ROCKVILLE VETERINARY HOSPITAL, INC.

                                  NORTHERN ANIMAL HOSPITAL, INC.

                                  NORTHSIDE ANIMAL HOSPITAL, P.C.

                                  NOYES ANIMAL HOSPITAL, INC.

                                  OAK HILL VETERINARY HOSPITAL, INC.

                                  OLD TOWN VETERINARY HOSPITAL, INC.

                                  PETS' RX NEVADA, INC.

                                  PETS' RX, INC.

                                  PPI OF PENNSYLVANIA, INC.

                                  PRINCETON ANIMAL HOSPITAL, INC.

                                  PROFESSIONAL VETERINARY SERVICES, INC.

                                  RIVIERA ANIMAL HOSPITAL, INC.

                                  SILVER SPUR ANIMAL HOSPITAL, INC.

                                  SOUTH COUNTY VETERINARY CLINIC, INC.

                                  SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C.

                                  SPANISH RIVER ANIMAL HOSPITAL, INC.

                                  TAMPA ANIMAL MEDICAL CENTER, INC.

                                  THE PET PRACTICE (FLORIDA), INC.

                                  THE PET PRACTICE (ILLINOIS), INC.

                                  THE PET PRACTICE (MASSACHUSETTS), INC.

                                  THE PET PRACTICE OF MICHIGAN, INC.

                                  VCA - ASHER, INC.

                                  VCA ALBANY ANIMAL HOSPITAL, INC.

                                  VCA KANEOHE ANIMAL HOSPITAL

                                  VCA - ROSSMOOR, INC.

                                  VCA ALABAMA, INC.

                                  VCA ALBUQUERQUE, INC.

                                  VCA ALL PETS ANIMAL COMPLEX, INC.

                                  VCA ALPINE ANIMAL HOSPITAL, INC.

                                  VCA ANDERSON OF CALIFORNIA
                                    ANIMAL HOSPITAL, INC.

                                  VCA ANIMAL HOSPITALS, INC.

                                  VCA APAC ANIMAL HOSPITAL, INC.

                                  VCA CACOOSING ANIMAL HOSPITAL, INC.

                                  VCA CASTLE SHANNON VETERINARY HOSPITAL, INC.

                                  VCA CENTERS-TEXAS, INC.

                                  VCA CENVET, INC.

                                  VCA CLARMAR ANIMAL HOSPITAL, INC.

                                  VCA CLINICAL VETERINARY LABS, INC.

                                  VCA CLINIPATH LABS, INC.

                                  VCA CLOSTER, INC.

                                  VCA DETWILER ANIMAL HOSPITAL, INC.

                                  VCA DOVER ANIMAL HOSPITAL, INC.

                                  VCA EAGLE RIVER ANIMAL HOSPITAL, INC.

                                  VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.

                                  VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.

                                  VCA HOWELL BRANCH ANIMAL HOSPITAL, INC.

                                  VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.

                                  VCA LAMMERS ANIMAL HOSPITAL, INC.

                                  VCA LEWIS ANIMAL HOSPITAL, INC.

                                  VCA MARINA ANIMAL HOSPITAL, INC.

                                  VCA MILLER-ROBERTSON #152

                                  VCA MISSION, INC.

                                  VCA NORTHBORO ANIMAL HOSPITAL, INC.

                                  VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.

                                  VCA OF COLORADO-ANDERSON, INC.

                                  VCA OF NEW YORK, INC.

                                  VCA OF SAN JOSE, INC.

                                  VCA OF TERESITA, INC.

                                  VCA PROFESSIONAL ANIMAL LABORATORY, INC.

                                  VCA REAL PROPERTY ACQUISITION CORPORATION

                                  VCA REFERRAL ASSOCIATES ANIMAL
                                    HOSPITAL, INC.

                                  VCA ROHRIG ANIMAL HOSPITAL, INC.

                                  VCA SILVER SPUR ANIMAL HOSPITAL, INC.

                                  VCA SOUTH SHORE ANIMAL HOSPITAL, INC.

                                  VCA ST. PETERSBERG ANIMAL HOSPITAL, INC.

                                  VCA TEXAS MANAGEMENT, INC.

                                  VCA WYOMING ANIMAL HOSPITAL, INC.

                                  VETERINARY CENTERS OF AMERICA-TEXAS, L.P.

                                  VETERINARY HOSPITALS, INC.

                                  W.E. ZUSCHLAG, D.V.M., WORTH
                                    ANIMAL HOSPITAL, CHARTERED

                                  WEST LOS ANGELES VETERINARY
                                    MEDICAL GROUP, INC.

                                  WILLIAM C. FOUTS, LTD.

                                  WINGATE, INC.


                               By:    /S/ ROBERT L. ANTIN
                                   ------------------------------------
                                   Name:  Robert L. Antin
                                   Title: President and Chief Executive
                                          Officer

                               CHASE MANHATTAN BANK AND TRUST
                                 COMPANY, N.A.,
                                 as Trustee


                               By:  /S/ JAMES NAGY
                                   -----------------------------------
                                   Name:   James Nagy
                                   Title:  Assistant Vice President

                                   EXHIBIT A-1
                                 (Face of Note)

===============================================================================

                                                         CUSIP:________________

                    9.875% Senior Subordinated Notes due 2009

No.:                                                             $_____________

                              Vicar Operating, Inc.

promises to pay to
                  -------------------------------------------------------------

or registered assigns,

the principal sum of
                    -----------------------------------------------------------

Dollars on December 1, 2009.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2002.

Record Dates: May 15 and November 15.


                                      Dated:__________________

                                      Vicar Operating, Inc.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

This is one of the Notes
referred to in the
within-mentioned Indenture:


Chase Manhattan Bank and
   Trust Company, N.A., as Trustee

By:
    -------------------------------
        Authorized Signatory

===============================================================================


                                   Page A-1-1

                                 (Back of Note)

                    9.875% Senior Subordinated Notes due 2009

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

           Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

           1. INTEREST. Vicar Operating, Inc., a Delaware corporation ("Issuer"), promises to pay interest on the principal amount of this Note at 9.875% per annum from November 27, 2001 until maturity. Issuer will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 1, 2002. Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           2. METHOD OF PAYMENT. Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Issuer maintained for such purpose or, at the option of Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated




                                   Page A-1-2
by Issuer, Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

           3. PAYING AGENT AND REGISTRAR. Initially, Chase Manhattan Bank and Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. Issuer may change any Paying Agent or Registrar without notice to any Holder and the Trustee may resign or be replaced as provided in the Indenture. Issuer or any of its Subsidiaries may act in any such capacity.

           4. INDENTURE AND SUBORDINATION. Issuer issued the Notes under an Indenture dated as of November 27, 2001 ("Indenture") by and among Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Issuer.

           5. OPTIONAL REDEMPTION. Except as set forth in the following paragraph, the Notes will not be redeemable at Issuer's option prior to December 1, 2005. On or after December 1, 2005, the Notes will be subject to redemption at any time at the option of Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

                YEAR                           PERCENTAGE
                ----                           ----------
                2005.......................    104.938%
                2006.......................    103.292%
                2007.......................    101.646%
                2008 and thereafter........    100.000%

           Notwithstanding the foregoing, at any time on or prior to November 1, 2004, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings; PROVIDED that (i) at least 65% of the aggregate



                                   Page A-1-3
principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Issuer and its Subsidiaries) and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering (without regard to any over-allotment option).

           6. MANDATORY REDEMPTION. For the avoidance of doubt, an offer to purchase pursuant to paragraph 7 shall not be deemed a redemption. Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

           7. REPURCHASE AT OPTION OF HOLDER. If a Change of Control occurs, each Holder of Notes will have the right to require Issuer to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If Issuer or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Issuer will be required to make an offer to all Holders of Notes and all holders of other PARI PASSU Indebtedness, containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other PARI PASSU Indebtedness.

           8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

           9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Issuer or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, Issuer or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.


                                   Page A-1-4

           10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

           11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the obligations of Issuer or any Guarantor to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all assets in accordance with
Article 5 of the Indenture or Section 11.05 thereof, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to make any change in
Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt (or any Representative) under the Indenture, to add additional Note Guarantees, to secure the Notes, to add to the covenants of Issuer or make any change in Sections 11.07 through 11.11 of the Indenture that would limit or terminate the benefits available to any holder of Guarantor Senior Debt (or any Representative) under the Indenture for the benefit of the Holders or to surrender any right or power herein conferred upon Issuer, to comply with the procedures of the Trustee, The Depository Trust Company or other applicable entity with respect to the provisions of the Indenture and the Notes relating to transfers of the Notes or to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Notes, as a single issue of securities, or to change the name or title of the Notes and make any non-substantive conforming changes related thereto.

           12. DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to Issuer or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes


                                   Page A-1-5
except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or the premium on, the Notes.

           13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Issuer or its Affiliates, and may otherwise deal with Issuer or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

           14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, shall have any liability for any obligations of Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

           15. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

           16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the


                                   Page A-1-6

Indenture, between Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

           19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Vicar Operating, Inc., 12401 West Olympic Boulevard, Los Angeles, CA 90064, Attention: Chief Financial Officer.


                                   Page A-1-7

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint -------------------------------------------------------
to transfer this Note on the books of Issuer. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
       -------------------

                               Your Signature:
                                              ---------------------------------
                                              (Sign exactly as your name appears
                                               on the Note)

SIGNATURE GUARANTEE


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


                                   Page A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by Issuer pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

           [ ] Section 4.07                 [ ] Section 4.08

           If you want to elect to have only part of this Note purchased by Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________________________


Date:                        Your Signature:
     -----------                            -----------------------------------
                                          (Sign exactly as your name appears
                                           on the Note)

                             Tax Identification No:
                                                   ----------------------------

SIGNATURE GUARANTEE

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


                                   Page A-1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

           The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                  AMOUNT OF       AMOUNT OF    PRINCIPAL AMOUNT
                 DECREASE IN     INCREASE IN        OF THIS       SIGNATURE OF
                  PRINCIPAL       PRINCIPAL       GLOBAL NOTE      AUTHORIZED
                  AMOUNT OF       AMOUNT OF     FOLLOWING SUCH    SIGNATORY OF
   DATE OF       THIS GLOBAL    THIS GLOBAL      DECREASE (OR      TRUSTEE OR
   EXCHANGE          NOTE           NOTE           INCREASE)       CUSTODIAN
-------------    -----------    ------------   ----------------   ------------







-------------------------
1.  THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.


                                  Page A-1-10

                                   EXHIBIT A-2
                  (Face of Regulation S Temporary Global Note)

===============================================================================

                                                       CUSIP:


                    9.875% Senior Subordinated Notes due 2009

No.:                                                             $_____________

                              Vicar Operating, Inc.

promises to pay to
                  -------------------------------------------------------------

or registered assigns,

the principal sum of
                    -----------------------------------------------------------

Dollars on December 1, 2009.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2002.

Record Dates: May 15 and November 15.


                                      Dated:__________________

                                      Vicar Operating, Inc.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

This is one of the Notes
referred to in the
within-mentioned Indenture:

Chase Manhattan Bank and
   Trust Company, N.A., as Trustee


By:
    -------------------------------
        Authorized Signatory

===============================================================================


                                   Page A-2-1

                  (Back of Regulation S Temporary Global Note)

                    9.875% Senior Subordinated Notes due 2009

           THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

           THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF ITS ISSUER.

           THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.


                                   Page A-2-2

           Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

           1. INTEREST. Vicar Operating, Inc., a Delaware corporation ("Issuer"), promises to pay interest on the principal amount of this Note at 9.875% per annum from November 27, 2001 until maturity. Issuer will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 1, 2002. Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

           2. METHOD OF PAYMENT. Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Issuer maintained for such purpose or, at the option of Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Issuer, Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United


                                   Page A-2-3

States of America as at the time of payment is legal tender for payment of public and private debts.

           3. PAYING AGENT AND REGISTRAR. Initially, Chase Manhattan Bank and Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. Issuer may change any Paying Agent or Registrar without notice to any Holder. Issuer or any of its Subsidiaries may act in any such capacity and the Trustee may resign or be replaced as provided in the Indenture.

           4. INDENTURE AND SUBORDINATION. Issuer issued the Notes under an Indenture dated as of November 27, 2001 ("Indenture") by and among Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Issuer.

           5. OPTIONAL REDEMPTION. Except as set forth in the following paragraph, the Notes will not be redeemable at Issuer's option prior to December 1, 2005. On December 1, 2005, the Notes will be subject to redemption at any time at the option of Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

                YEAR                           PERCENTAGE
                ----                           ----------
                2005.......................     104.938%
                2006.......................     103.292%
                2007.......................     101.646%
                2008 and thereafter........     100.000%

           Notwithstanding the foregoing, at any time on or prior to December 1, 2004, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Issuer and its Subsidiaries) and


                                   Page A-2-4

(ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering (without regard to any over-allotment).

           6. MANDATORY REDEMPTION. For the avoidance of doubt, an offer to purchase pursuant to paragraph 7 shall not be deemed a redemption. Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

           7. REPURCHASE AT OPTION OF HOLDER. If a Change of Control occurs, each Holder of Notes will have the right to require Issuer to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If Issuer or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Issuer will be required to make an offer to all Holders of Notes and all holders of other PARI PASSU Indebtedness, containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other PARI PASSU Indebtedness.

           8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

           9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Issuer or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, Issuer or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

           This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates


                                   Page A-2-5
required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

           10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

           11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the obligations of Issuer or any Guarantor to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all assets in accordance with
Article 5 of the Indenture or Section 11.05 thereof, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to make any change in
Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt (or any Representative) under the Indenture, to add additional Note Guarantees, to secure the Notes, to add to the covenants of Issuer or make any change in Sections 11.07 through 11.11 of the Indenture that would limit or terminate the benefits available to any holder of Guarantor Senior Debt (or any Representative) under the Indenture for the benefit of the Holders or to surrender any right or power herein conferred upon Issuer, to comply with the procedures of the Trustee, The Depository Trust Company or other applicable entity with respect to the provisions of the Indenture and the Notes relating to transfers of the Notes or to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Notes, as a single issue of securities, or to change the name or title of the Notes and make any non-substantive conforming changes related thereto.

           12. DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately.


                                   Page A-2-6

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to Issuer or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or the premium, if any, on, the Notes.

           13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Issuer or its Affiliates, and may otherwise deal with Issuer or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

           14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, shall have any liability for any obligations of Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

           15. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

           16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                   Page A-2-7

           18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

           19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Vicar Operating, Inc., 12401 West Olympic Boulevard, Los Angeles, CA 90064, Attention: Chief Financial Officer.


                                   Page A-2-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint -------------------------------------------------------
to transfer this Note on the books of Issuer. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
       -------------------

                               Your Signature:
                                              ---------------------------------
                                              (Sign exactly as your name appears
                                               on the Note)

SIGNATURE GUARANTEE


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program



                                   Page A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by Issuer pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

           [ ] Section 4.07                 [ ] Section 4.08

           If you want to elect to have only part of this Note purchased by Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________________________


Date:                        Your Signature:
     -----------                            -----------------------------------
                                          (Sign exactly as your name appears
                                           on the Note)

                             Tax Identification No:
                                                   ----------------------------

SIGNATURE GUARANTEE

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program




                                  Page A-2-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

           The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                  AMOUNT OF       AMOUNT OF    PRINCIPAL AMOUNT
                 DECREASE IN     INCREASE IN        OF THIS       SIGNATURE OF
                  PRINCIPAL       PRINCIPAL       GLOBAL NOTE      AUTHORIZED
                  AMOUNT OF       AMOUNT OF     FOLLOWING SUCH    SIGNATORY OF
   DATE OF       THIS GLOBAL    THIS GLOBAL      DECREASE (OR      TRUSTEE OR
   EXCHANGE          NOTE           NOTE           INCREASE)       CUSTODIAN
-------------    -----------    ------------   ----------------   ------------







-------------------------
1.  THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.


                                  Page A-2-11

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER


Vicar Operating Inc.
12401 West Olympic Boulevard
Los Angeles, CA  90064

[Registrar address block]

                  Re: 9.875% SENIOR SUBORDINATED NOTES DUE 2009

                              (CUSIP _____________)

           Reference is hereby made to the Indenture, dated as of November 27, 2001 (the "INDENTURE"), by and among Vicar Operating, Inc., as issuer ("ISSUER"), the Guarantors and Chase Manhattan Bank and Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           ______________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.


                                    Page B-1

2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

           (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

           (b) |_| such Transfer is being effected to Issuer or a Subsidiary thereof;

                                       or

           (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;


                                    Page B-2
                                       or

           (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR AN UNRESTRICTED DEFINITIVE NOTE.

           (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (b) |_| CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the


                                    Page B-3

Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (c) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

           This certificate and the statements contained herein are made for your benefit and the benefit of Issuer.

                                   -------------------------------------
                                   [Insert Name of Transferor]


                                   By:
                                         --------------------------------
                                   Name:
                                   Title:


Dated:
      --------------------


                                    Page B-4

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                           [CHECK ONE]

      (a)  |_|   a beneficial interest in the:

           (i)   |_|  144A Global Note (CUSIP _________), or

           (ii)  |_|  Regulation S Global Note (CUSIP _______), or

      (b)  |_|   a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                           [CHECK ONE]

      (a)  |_|   a beneficial interest in the:

           (i)   |_|  144A Global Note (CUSIP _________), or

           (ii)  |_|  Regulation S Global Note (CUSIP _______), or

           (iii) |_|  Unrestricted Global Note (CUSIP _______); or

      (b)  |_|   a Restricted Definitive Note; or

      (c)  |_|   an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.


                                    Page B-5

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE


Vicar Operating Inc.
12401 West Olympic Boulevard
Los Angeles, CA  90064

[Registrar address block]

                  Re:  9.875% SENIOR SUBORDINATED NOTES DUE 2009

                              (CUSIP______________)

           Reference is hereby made to the Indenture, dated as of November 27, 2001 (the "INDENTURE"), by and among Vicar Operating, Inc., as issuer ("ISSUER"), the Guarantors and Chase Manhattan Bank and Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           ____________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

           (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable securities laws of any state of the United States.

           (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's


                                    Page C-1

Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable securities laws of any state of the United States.

           (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

           (a) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] __144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.


                                    Page C-2

           This certificate and the statements contained herein are made for your benefit and the benefit of Issuer.


                               ----------------------------------
                                 [Insert Name of Owner]


                               By:
                                   ------------------------------
                                   Name:
                                   Title:


Dated: ________________



                                    Page C-3

                                    EXHIBIT D
                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Vicar Operating Inc.
12401 West Olympic Boulevard
Los Angeles, CA  90064

[Registrar address block]

                  Re:   9.875% SENIOR SUBORDINATED NOTES DUE 2009

                              (CUSIP _____________)

           Reference is hereby made to the Indenture, dated as of November 27, 2001 (the "INDENTURE"), by and among Vicar Operating, Inc., as issuer ("ISSUER"), the Guarantors and Chase Manhattan Bank and Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           In connection with our proposed purchase of $____________ aggregate principal amount of:

           (a)  |_|  a beneficial interest in a Global Note, or

           (b)  |_|  a Definitive Note,

           we confirm that:

           1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

           2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Issuer a signed letter substantially in the form


                                    Page D-1
of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act, (F) pursuant to another applicable exemption from the Securities Act or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through
(F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

           3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and Issuer such certifications, legal opinions and other information as you and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           You and Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                               ----------------------------------
                                 [Insert Name of Accredited
                                 Owner]


                               By:
                                   ------------------------------
                                   Name:
                                   Title:


Dated: ________________


                                    Page D-2

                                    EXHIBIT E
                   FORM OF SENIOR SUBORDINATED NOTE GUARANTEE


           For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [ ], 2001 (the "Indenture") by and among Vicar Operating, Inc. ("Issuer"), the Guarantors listed on the signature page thereto and Chase Manhattan Bank and Trust Company, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

           The terms of the Indenture, including, without limitation, Articles 10 and 11 of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                               [Name of Guarantor]


                               By:
                                   ------------------------------
                                   Name:
                                   Title:



                                    Page E-3

                                    EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS


           Supplemental Indenture (this "SUPPLEMENTAL Indenture"), dated as of ________________, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Vicar Operating, Inc. (or its permitted successor), a Delaware corporation ("ISSUER"), the other Guarantors (as defined in the Indenture referred to below) and Chase Manhattan Bank and Trust Company, N.A., as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

           WHEREAS, Issuer has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of November 27, 2001, providing for the issuance of 9.875% Senior Subordinated Notes due 2009 (the "NOTES");

           WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

           WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

           1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

           2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the


                                    Page F-1

Indenture, the Notes or the obligations of Issuer hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Issuer, any right to require a proceeding first against Issuer, protest, notice and all demands whatsoever.

            (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to Issuer, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.


                                    Page F-2

            (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
                  Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

            (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (i) The obligations hereunder shall be subject to the subordination provisions set forth in Article 10 of the Indenture.

           3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

           4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with the provisions set forth in the Indenture, including, without limitation, Section 11.05 of the Indenture.

           5. RELEASES. The Note Guarantee of the Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 11.06 of the Indenture. The Trustee will provide any written confirmation or evidence of the termination of such Note Guarantee as reasonably required by the Representative. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.


                                    Page F-3

           6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of Issuer or any Guaranteeing Subsidiary under the Notes, the Indenture, any Note Guarantee, the Registration Rights Agreement or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and execution of this Supplemental Indenture.

           7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

           10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and Issuer.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ________________

                               [Guaranteeing Subsidiary]


                               By:
                                   ------------------------------
                                   Name:
                                   Title:


                                    Page F-4